EXECUTION COPY
EXHIBIT 4.2
INDENTURE,
Dated as of March 29, 2007
AMONG
STERLING CHEMICALS, INC.,
as Issuer,
THE GUARANTORS NAMED HEREIN,
as Guarantors,
AND
U. S. BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Agent
10 1/4% Senior Secured Notes due 2015

CROSS-REFERENCE TABLE

TIA		Indenture
Section		Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	7.10
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.03; 7.08; 7.10
	(c)	N.A.
311	(a)	7.03; 7.11
	(b)	7.03; 7.11
	(c)	7.03
312	(a)	2.05
	(b)	2.05, 7.07; 11.03
	(c)	11.03
313	(a)	7.06
	(b)(1)	7.06
	(b)(2)	7.06
	(c)	7.06
	(d)	7.06
314	(a)	4.06; 4.08
	(b)	12.03
	(c)(1)	4.06; 11.04
	(c)(2)	11.04
	(c)(3)	4.06
	(d)	12.04
	(e)	11.05
	(f)	N.A.
315	(a)	7.01(b)
	(b)	7.05
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.11
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	2.05, 9.04
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	11.01
	(b)	N.A.
	(c)	11.01

N.A. means Not Applicable
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

     INDENTURE, dated as of March 29, 2007, among Sterling Chemicals, Inc., a Delaware corporation (the “Company”), the Guarantors (as herein defined) and U. S. Bank National Association, as Trustee (in such capacity, the “Trustee”) and Collateral Agent (in such capacity, the “Collateral Agent”).
WITNESSETH:
     WHEREAS, the Company and the Guarantors (with respect to the Note Guarantees) have duly authorized the creation of an issue of 10 1/4% Senior Secured Notes due 2015 (the “Initial Notes”), and 10 1/4% Senior Secured Exchange Notes due 2015 (the “Exchange Notes” and, together with the Initial Notes and any Additional Notes (as herein defined), the “Notes”) and the Note Guarantees (as herein defined) and, to provide therefor, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture; and
     WHEREAS, all things necessary to make the Notes and Note Guarantees, when the Notes are duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of each of the Company and the Guarantors, respectively, and to make this Indenture a valid and binding agreement of each of the Company and the Guarantors, have been done.
     NOW, THEREFORE, each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:
ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE
          SECTION 1.01 Definitions.
     “ABL Facility” means the amended and restated revolving credit agreement dated as of March 29, 2007, among the Company, the lenders and issuers party thereto, and The CIT Group/Business Credit, Inc., as Administrative Agent, as amended, restated, modified, increased, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, including any agreement increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder to the extent permitted under clause (2) or (15) of the definition of the term “Permitted Debt”.
     “ABL Facility Lien Security Documents” means one or more security agreements, pledge agreements, collateral assignments, or other grants or transfers for security executed and delivered by the Company or any Guarantor creating a Lien upon assets constituting Credit Facility Collateral owned or to be acquired by the Company or such Guarantor in favor of any holder or holders of Credit Facility Obligations under the ABL Facility, or any administrative agent, agent or representative acting for any such holders, as security for any Credit Facility Obligations under the ABL Facility.
     “Acceleration Notice” has the meaning set forth in Section 6.02(a).
     “Acquired Debt” means, with respect to any specified Person:
     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
     “Additional Interest” has, with respect to any Notes that are entitled to the benefits of a Registration Rights Agreement, the meaning set forth in such Registration Rights Agreement.
     “Additional Notes” means any Notes that are not Exchange Notes that are originally issued after the Issue Date from time to time in accordance with the terms of this Indenture including the provisions of Sections 2.02 and 4.12.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” have correlative meanings.
     “After-Acquired Property” means any and all assets or property acquired after the Issue Date, including any assets or property acquired by the Company or any Guarantor from a transfer from the Company or a Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor.
     “Agent” means any Registrar, Paying Agent or co-Registrar.
     “Agent Members” has the meaning set forth in Section 2.14(a) and means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to the Depository, shall include Euroclear and Clearstream).
     “Applicable Premium” means, with respect to a Note on any Redemption Date, the greater of (1) 1.0% of the principal amount of such Note and (2) the excess of (a) the present value at such time of (i) the Redemption Price of such Note on April 1, 2011 as set forth in Section 3.01(c) plus (ii) all required interest payments due on such Note through April 1, 2011 (but excluding accrued and unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate at such time plus 50 basis points, over (b) the then-outstanding principal amount of such Note.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange.
     “Asset Sale” means:
     (1) the sale, lease, conveyance or other disposition of any assets or rights of the Company or any Restricted Subsidiary; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 and/or Section 5.01 and/or Section 10.04 and not by the provisions of Section 4.16; and
     (2) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries other than directors’ qualifying shares or the sale of Equity Interests in any of its Restricted Subsidiaries.

     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
     (1) any single transaction or series of related transactions that involves assets or all of the Equity Interests of any Restricted Subsidiary having a Fair Market Value of less than $2.0 million;
     (2) (a) a transfer of assets or Equity Interests between or among the Company and the Guarantors or (b) a transfer of assets or Equity Interests between or among the Restricted Subsidiaries of the Company that are not Guarantors;
     (3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;
     (4) the sale, disposition or lease of products, services, inventory, equipment, accounts receivable or other assets in the ordinary course of business, any sale or other disposition of damaged, worn-out or obsolete or no longer useful assets or the licensing or sublicensing, lease, assignment or sub-lease of any real or personal property, in each case, in the ordinary course of business;
     (5) the sale or other disposition of cash or Cash Equivalents;
     (6) a Restricted Payment that does not violate Section 4.10 or a Permitted Investment;
     (7) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;
     (8) any Lien (or foreclosure thereon) securing Indebtedness to the extent such Lien was granted in compliance with Section 4.18;
     (9) any sale, lease, conveyance or other disposition of Non-Facility Assets;
     (10) the granting of Liens not otherwise prohibited by this Indenture;
     (11) the surrender or waiver of contract rights or settlement, release or surrender of contract, tort or other claims;
     (12) the exchange of assets held by the Company or a Restricted Subsidiary for assets held by any Person or entity; provided that (i) the assets received by the Company or such Restricted Subsidiary in any such exchange will immediately constitute, be part of, or be used by the Company or such Restricted Subsidiary; and (ii) any such assets received are of comparable fair market value to the assets exchanged as determined in good faith by the Company;
     (13) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Permitted Business; provided that (i) the assets received by the Company or such Restricted Subsidiary in any such exchange will immediately constitute, be part of, or be used by the Company or such Restricted Subsidiary; and (ii) any such assets received are of comparable Fair Market Value to the assets exchanged as determined in good faith by the Company; and

     (14) any disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary.
     “Asset Sale Offer” has the meaning set forth in Section 4.16.
     “Asset Sale Offer Trigger Date” has the meaning set forth in Section 4.16.
     “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation”.
     “Authenticating Agent” has the meaning set forth in Section 2.02.
     “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§101 et seq.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
     “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
     (2) with respect to a partnership, the board of directors or other governing body of the general partner of the partnership;
     (3) with respect to a limited liability company, the board of directors or other governing body, and in the absence of same, the manager or board of managers or the managing member or members or any controlling committee of managing members thereof; and
     (4) with respect to any other Person, the board or committee of such Person or other individual or entity serving a similar function.
     “Business Day” means a day that is not a Legal Holiday.
     “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity that is not a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) similar to corporate stock;
     (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Cash Equivalents” means:
     (1) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;
     (2) dollar denominated time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least “A” or the equivalent thereof from S&P or “A2” or the equivalent thereof from Moody’s with maturities of not more than one year from the date of acquisition;
     (3) repurchase obligations for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (2) above;
     (4) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than one year after the date of acquisition;
     (5) marketable direct obligations issued by the District of Columbia or any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;
     (6) Investments in money market funds substantially all of whose assets are comprised of Cash Equivalents of the types described in clauses (1) through (5) above; and
     (7) in the case of Investments by Foreign Subsidiaries, other short-term investments in accordance with normal investment practices for cash management of a type analogous to the foregoing.
     “Change of Control” means the occurrence of any of the following:
     (1) any person or persons acting together that would constitute a group (for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto) (a “group”), together with any Affiliates or related Persons thereof, other than any such Person, Persons, Affiliates or related Person who are Permitted Holders, shall Beneficially Own, directly or indirectly, at least 40% of the voting power of the Company’s outstanding Voting Stock, and the Permitted Holders own less than such Person or group (in doing the “own less than” comparison, the holdings of the

Permitted Holders who are members of the new group shall not be counted in the shares held in the aggregate by Permitted Holders);
     (2) any sale, lease or other transfer (other than by way of merger or consolidation), in one transaction or a series of related transactions, is made by the Company or any of its Restricted Subsidiaries of all or substantially all of the consolidated assets of the Company and the Restricted Subsidiaries, taken as a whole to any Person other than a Permitted Holder;
     (3) the Company consolidates with or merges with or into another Person or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which immediately after the consummation thereof Persons owning a majority of the Company’s Voting Stock voting immediately prior to such consummation shall cease to own a majority of the Company’s Voting Stock or, if the Company is not the surviving entity, a majority of the Voting Stock of such surviving entity;
     (4) during any period of two consecutive years, Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company; or
     (5) the Company’s stockholders approve any plan or proposal for the Company’s liquidation or dissolution.
     In no event would the sale of the Company’s common stock to an underwriter or group of underwriters in privity of contract with the Company (or anybody in privity of contact with such underwriters) be deemed to be a Change of Control or be deemed the acquisition of more than 40% of the voting power of the Company’s outstanding Voting Stock by a Person or any group unless such common stock is held in an investment account, in which case the investment account would be treated without giving effect to the foregoing part of this sentence.
     “Change of Control Offer” has the meaning set forth in Section 4.15(a).
     “Change of Control Payment Date” has the meaning set forth in Section 4.15(b)(2).
     “Clearstream” means Clearstream Banking, societe anonyme.
     “Collateral Agent” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.
     “Collateral Documents” means, collectively, the Security Agreement, the Escrow Agreement, the Intercreditor Agreement and each Mortgage, in each case, as the same may be in force from time to time.
     “Company” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.
     “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
     (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

     (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
     (3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus
     (4) depreciation and amortization (including amortization of intangibles, debt issuance or deferred financing costs or fees) and other non-cash charges (including write-downs or write-offs (including any write-offs of debt issuance or deferring financing costs or fees) and impairment charges and the impact of purchase accounting) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income; plus
     (5) expenses and charges of the Company related to the Transaction (including any refinancing fees and other costs incurred in connection with any of the foregoing), to the extent such expenses and charges were deducted in computing such Consolidated Net Income; plus
     (6) any non-capitalized transaction costs incurred in connection with actual, proposed or abandoned financings, Investments, acquisitions or divestitures, including any expensing of any bridge or other financing fees or expenses, to the extent such costs were deducted in computing such Consolidated Net Income; plus
     (7) the amount of any restructuring charges (including retention, severance, systems establishment cost, post employment benefits, curtailment or other excess charges), to the extent such charges were deducted incorporating such Consolidated Not Income; plus
     (8) other non-operating expenses, to the extent such expenses were deducted incorporating such Consolidated Net Income; plus
     (9) non-cash items to the extent deducted from Consolidated Net Income for such period, other than any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period;
in each case, on a consolidated basis and determined in accordance with GAAP.
     “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:
     (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;
     (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders or otherwise; provided, however, that this exclusion shall not apply in determining the principal amount of Indebtedness that may be incurred pursuant to the proviso to the first sentence under Section 4.12 so long as such Restricted Subsidiary is a Guarantor;
     (3) the cumulative effect of a change in accounting principles will be excluded; and
     (4) non-cash gains and losses due solely to fluctuations in currency values will be excluded.
     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:
     (1) was a member of such Board of Directors on the Issue Date; or
     (2) was nominated for election or elected to such Board of Directors by holders of the Company’s Series A Convertible Preferred Stock or with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.
     “Corporate Trust Office” means the office of the Trustee specified in Section 11.02 hereof.
     “Covenant Defeasance” has the meaning set forth in Section 8.01(c).
     “Credit Facilities” means one or more debt facilities (including the ABL Facility) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers’ acceptances or letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, increased, renewed, refunded, replaced (whether upon termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time; provided that the aggregate principal amount of Indebtedness outstanding at any time under all such Credit Facilities is permitted to be incurred under clause (2) or (15) of the definition of the term “Permitted Debt”.
     “Credit Facility Agent” means, at any time, the Person serving at such time as the “Agent”, “Administrative Agent” or “Collateral Agent” under the applicable Credit Facility or any other representative of the lenders thereunder then most recently designated by the terms of the Credit Facility, in a written notice delivered to the administrative agent, as the Credit Facility Agent for the purposes of the Intercreditor Agreement.
     “Credit Facility Collateral” means “First Lien Collateral” as defined in the Intercreditor Agreement.
     “Credit Facility Lien” means, to the extent securing Credit Facility Obligations, a Lien granted on assets constituting Credit Facility Collateral to the Credit Facility Agent or any holder, or other administrative agent, agent or representative of holders, of Credit Facility Obligations as security for Credit Facility Obligations.

     “Credit Facility Lien Documents” means the documentation relating to the Liens granted under any Credit Facility including the ABL Facility, the ABL Facility Lien Security Documents, any related loans, guarantees, collateral documents, instruments and agreements executed in connection therewith and all other agreements governing, securing or relating to any Credit Facility Obligations.
     “Credit Facility Obligations” means Indebtedness arising under any Credit Facility and all other Obligations of the Company or any Guarantor under the Credit Facility Lien Documents.
     “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Code.
     “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
     “Depository” means The Depository Trust Company, its nominees and successors (“DTC”).
     “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock) or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the Maturity Date. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.10; provided, further, that if the Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to those employees, that Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends. Notwithstanding the foregoing, the Company’s existing Series A Convertible Preferred Stock shall not be deemed to be Disqualified Stock unless the terms thereof are changed after the Issue Date in a manner that causes such Series A Convertible Preferred Stock to become Disqualified Stock.
     “Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
     “Equity Offerings” means one or more public or private offerings of Equity Interests (other than Disqualified Stock) of the Company or cash capital contributions received by the Company in respect of such Equity Interests (other than Disqualified Stock).
     “Escrow Account” means the Pledged Account as defined in the Escrow Agreement which shall be a segregated trust account under the sole control of the Trustee that includes only cash, treasury securities, other cash equivalents, the proceeds thereof and interest earned thereon, free from all other Liens (other than the Liens of the Trustee for the benefit of the Holders).

     “Escrow Agreement” means the Escrow and Security Agreement, dated the Issue Date, by and among U. S. Bank National Association, as escrow agent, the Trustee and the Company.
     “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.
     “Event of Default” has the meaning set forth in Section 6.01.
     “Event of Loss” means, with respect to any property or asset (tangible or intangible, real or personal) that constitute Note Collateral (including any of the Facilities but, in any event, excluding Non-Facility Assets), any of the following:
     (1) any loss, destruction or damage of such property or asset in an amount in excess of $5.0 million;
     (2) any institution of any proceedings for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain;
     (3) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or
     (4) any settlement in lieu of clauses (2) or (3) above.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.
     “Exchange Notes” has the meaning set forth in the preamble to this Indenture and means the Notes, if any, issued under Section 2.02 pursuant to a Registration Rights Agreement.
     “Exchange Offer” means an exchange offer that may be made by the Company, pursuant to a Registration Rights Agreement, to exchange for any and all the Notes a like aggregate principal amount of Exchange Notes having substantially identical terms to the Notes registered under the Securities Act.
     “Excluded Assets” means assets designated from time to time by the Company in an Officers’ Certificate delivered to the Trustee that secure an aggregate of up to $5.0 million of Capitalized Lease Obligations and purchase money obligations, in each case, without securing the Notes with such assets securing such obligations so long as the Liens securing such obligations are Permitted Liens and the Indebtedness secured thereby otherwise prohibits any other Liens thereon.
     “Existing Notes” means the Company’s existing 10% Senior Secured Notes due 2007.
     “Facilities” means the Company’s acetic acid manufacturing facility, styrene monomer manufacturing facility, phthalic anhydride manufacturing facility, plasticizers esters manufacturing facility and, in each case, all improvements thereto.
     “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller, determined in good faith by the chief financial officer of the Company in the case of any transaction valued at less than $5.0 million and in all other cases by the Board of Directors of the Company (unless otherwise provided in this Indenture).

     “Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock (other than perpetual “PIK” preferred stock) subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of such preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.
     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
     (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;
     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;
     (4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;
     (5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and
     (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term until the earlier of the maturity of such Indebtedness or as at the Calculation Date in excess of 12 months).
     For purposes of this definition and the first paragraph of Section 4.12, whenever pro forma effect is to be given to any calculation, the pro forma calculations shall be determined in good faith by the chief financial officer of the Company. Any such pro forma calculations may include operating expense reductions (net of associated expenses) for such period resulting from the acquisition which is being given pro forma effect that (a) would be permitted to be reflected on pro forma financial statements pursuant to Rule 11-02 of Regulation S-X under the Securities Act or (b) have been realized or for which substantially all the steps necessary for realization have been taken or, at the time of determination, are reasonably expected to be taken with 90 days immediately following any such acquisition, including, but not limited to, the execution, termination, renegotiation or modification of any contracts, the termination of any personnel or the closing of any facility, as applicable, provided that, in any case, such adjustments shall be calculated on an annualized basis and such adjustments are set forth in an Officers’ Certificate signed by the Company’s chief financial officer and another Officer which states in detail (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate at the time of such execution and (iii) that such adjustment or adjustments and the plan or plans related thereto have been reviewed and approved by the Company’s Board of Directors.
     “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
     (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus
     (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period to the extent the net income of such Restricted Subsidiary is included in the calculation of Net Income; plus
     (3) any interest accruing on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus
     (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.
     “Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession which are in effect from time to time.
     “Global Note” has the meaning set forth in Section 2.01.

     “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services or to maintain financial statement conditions).
     “Guarantors” means:
     (1) all of the Company’s existing Domestic Subsidiaries; and
     (2) any other Subsidiary of the Company that executes a supplemental indenture hereto providing for a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.
     “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
     (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
     (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and
     (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates.
     “Holder” means the Person in whose name a Note is registered on the registrar’s books.
     “IAI Global Notes” has the meaning set forth in Section 2.01.
     “incur” has the meaning set forth in Section 4.12.
     “Indebtedness” means, with respect to any specified Person,
     (1) any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
     (a) in respect of borrowed money;
     (b) evidenced by bonds, loans, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
     (c) in respect of banker’s acceptances;
     (d) representing Capital Lease Obligations; or
     (e) representing any Hedging Obligations, and
     (2) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn outs consistent with the Company’s past practice), if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes such portion of the Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) as shall equal the lesser of (x) the Fair Market Value of such asset as of the date of determination and (y) the amount of such Indebtedness and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person, provided that Indebtedness of the Company or any Restricted Subsidiary shall not include the pledge by the Company or such Restricted Subsidiary of, or a Guarantee thereof limited in recourse to, the Capital Stock of an Unrestricted Subsidiary to secure Non-Recourse Debt of such Unrestricted Subsidiary.
     “Indemnified Party” has the meaning set forth in Section 7.07.
     “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.
     “Indenture Documents” means, collectively, this Indenture, the Notes, the Note Guarantees and the Collateral Documents.
     “Initial Notes” has the meaning set forth in the preamble to this Indenture.
     “Initial Purchasers” means Jefferies & Company, Inc. and CIBC World Markets Corp.
     “Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
     “Intercreditor Agreement” means an intercreditor agreement to be entered into between the Collateral Agent, on behalf of the Trustee and the Holders and each applicable Credit Facility Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
     “Interest Payment Date” means the stated maturity of an installment of interest on the Notes.
     “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers and employees made in the ordinary course of business), and purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of such other Person together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the last paragraph of Section 4.10. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that became a Restricted Subsidiary and that holds an

Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the last paragraph of the covenant described above under Section 4.10. Except as otherwise provided in this Indenture, the amount or Fair Market Value of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value but giving effect to all subsequent reductions in the amount of such Investment as a result of (x) the repayment or disposition thereof for cash or (y) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued proportionate to the equity interest in such Subsidiary of the Company or the Restricted Subsidiary thereof owing such Unrestricted Subsidiary at the time of such redesignation) at the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation, in the case of clause (x) and (y), not to exceed the original amount, or Fair Market Value, of such Investment.
     “Issue Date” means March 29, 2007.
     “Legal Defeasance” has the meaning set forth in Section 8.01(b).
     “Legal Holiday” has the meaning set forth in Section 11.07.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof or any option or other agreement to sell give a security interest.
     “Maturity Date” means April 1, 2015.
     “Moody’s” means Moody’s Investors Service, Inc. and its successors.
     “Mortgages” means the mortgages, deeds of trust, deeds to secure indebtedness or other similar documents, if any, granting Liens on the Facilities or any other real property owned by the Company or any Guarantor to secure the Note Obligations and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents required to be delivered pursuant to Section 4.22.
     “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:
     (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and
     (2) any extraordinary or nonrecurring gain (or loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (or loss).
     “Net Loss Proceeds” means the aggregate cash proceeds received by the Company or any Guarantor in respect of any Event of Loss, including insurance proceeds, condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Indebtedness, other than Credit

Facility Obligations, secured by a Lien on the asset or assets that were the subject of such Event of Loss, and any taxes paid or payable as a result thereof.
     “Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and sales commissions, recording fees, title transfer fees and appraiser fees and cost of preparation of assets for sale,, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Credit Facility Obligations, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP or amount placed in an escrow account for purposes of such an adjustment.
     “Non-Facility Assets” means (1) any non-current assets of the Company or any of its Restricted Subsidiaries, excluding (a) the Facilities and (b) any asset (i) used primarily in connection with the operation of any of the Facilities or (ii) the loss of which would result in the Company expending more than $1.0 million in the aggregate to operate its acetic acid, styrene or plasticizers businesses as currently conducted by the Company and its Restricted Subsidiaries and (2) any other asset of the Company or any of its Restricted Subsidiaries that is not described in the exclusion to clause (1) and that primarily relates to the construction, use, occupancy, possession, operation or ownership of such other asset.
     “Non-Recourse Debt” means Indebtedness:
     (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of Unrestricted Subsidiaries, (b) is directly or indirectly liable (as a guarantor or otherwise), other than by virtue of a non-recourse pledge of the Equity Interests of Unrestricted Subsidiaries or (c) constitutes the lender;
     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to Declare a Default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.
     “Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.
     “Note Collateral” means, collectively, all the property and assets (including, without limitation, Primary Collateral and Secondary Collateral) that are from time to time subject to the Lien of the Collateral Documents, including the Liens, if any, required to be granted pursuant to this Indenture
     “Note Lien” means, to the extent securing Note Obligations, a Lien granted pursuant to a Collateral Document as security for Note Obligations.
     “Note Obligations” means the Notes, the Note Guarantees and all other Obligations of any Obligor under this Indenture, the Note Guarantees and the Collateral Documents.
     “Note Guarantee” has the meaning set forth in Section 10.01.

     “Notes” has the meaning set forth in the preamble to this Indenture and means the Initial Notes, the Additional Notes, if any, and the Exchange Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.
     “Obligations” means all obligations for principal, premium, interest (including with respect to the Notes, any interest accruing after the commencement of any bankruptcy, insolvency, or similar proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
     “Obligors” means, as the context may require, the Company and/or the Guarantors.
     “Offering” means the offering of the Initial Notes under the Offering Circular.
     “Offering Circular” means the final offering circular, dated as of March 26, 2007, relating to the Offering.
     “Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Senior Vice President or any Vice President of the Company.
     “Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal financial officer of the Company, and delivered to the Trustee.
     “Opinion of Counsel” means a written opinion of counsel who shall be reasonably acceptable to the Trustee.
     “Paying Agent” has the meaning set forth in Section 2.03.
     “Permitted Business” means (1) the manufacturing and distributing of selected petrochemicals, (2) any business or activity similar, ancillary or reasonably related thereto, or a reasonable extension, expansion or development of, such businesses or ancillary thereto and (3) any business or activity carried out or performed utilizing any of the Non-Facility Assets.
     “Permitted Debt” has the meaning set forth in Section 4.12.
     “Permitted Holders” means Resurgence Asset Management, L.L.C. and its and its affiliates’ managed funds and accounts and (1) entities controlled by any such Persons, (2) trusts for the benefit of any such individual Persons or the spouses, issue, parents or other relatives of such individual Persons and (3) in the event of the death of any such individual Person, heirs or testamentary legatees of such Person. For purposes of this definition, “control”, as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
     “Permitted Investments” means:
     (1) any Investment by (a) the Company or a Restricted Subsidiary of the Company in the Company or a Guarantor, (b) the Company or a Guarantor in a Restricted Subsidiary of the Company that is not a Guarantor to the extent that the aggregate amount of all such Investments does not exceed $5.0 million at any time outstanding or (c) a Restricted Subsidiary of the Company that is not a Guarantor in any other Restricted Subsidiary;

     (2) any Investment in Cash Equivalents;
     (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:
     (a) such Person becomes a Restricted Subsidiary of the Company; or
     (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;
     (4) any Investment made as a result of the receipt of consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.16;
     (5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;
     (6) any Investments received in compromise or resolution of (A) obligations of any Person or customer that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Person; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;
     (7) investments represented by Hedging Obligations;
     (8) other Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (8) that are at the time outstanding, not to exceed $3.0 million;
     (9) loans or advances to employees in the ordinary course of business permitted by applicable law not to exceed $500,000 at any time outstanding;
     (10) Investments in the Notes;
     (11) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of any other Person received as payment for ordinary course of business trade receivables;
     (12) receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, however, that such receivables and prepaid expenses would be recorded as assets of such Person in accordance with GAAP;
     (13) Investments owned by a Person if and when such Person is acquired by the Company or a Restricted Subsidiary and becomes a Restricted Subsidiary or if and when such Person merges into, consolidates with or transfers substantially all of such Person’s assets to, the Company or a Restricted Subsidiary; provided, however, that such Investments are not made in contemplation of such acquisition or transfer;

     (14) reclassification of any Investment initially made in (or reclassified as) one form into another form (such as from equity to loan or vice versa); provided in each case that the amount of such Investment is not increased thereby;
     (15) any Investment existing on the Issue Date and any Investment that extends, renews, defeases, discharges, replaces, refinances or refunds an existing Investment; provided, that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded;
     (16) Investments in Unrestricted Subsidiaries and other Persons to the extent such Investments consist of (a) Non-Facility Assets or (b) other assets having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16)(b) that are at the time outstanding, not to exceed $2.0 million; and
     (17) prepaid expenses, lease, utilities, workers’ compensation, performance and similar deposits made in the ordinary course of business, provided, however, that with respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses (1) through (17) so that all or a portion of the Investment would be a Permitted Investment.
     “Permitted Liens” means:
     (1) Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);
     (2) Credit Facility Liens on assets constituting Credit Facility Collateral;
     (3) Liens in favor of the Company or the Guarantors (not securing Credit Facility Obligations);
     (4) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary;
     (5) Liens on property (including Capital Stock) existing at the time of acquisition of the property, including by way of merger, consolidation or otherwise, by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary;
     (6) Liens to secure the performance of statutory obligations (including obligations under worker’s compensation, unemployment insurance or similar legislation), surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
     (7) Liens existing on the Issue Date (other than pursuant to clause (2), (3) or (28) of this definition);

     (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
     (9) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business, or to secure the performance of tenders, statutory obligations, surety, environmental liability or appeal bonds, bids, leases, government contracts, performance or return-of-money bonds or other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business;
     (10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
     (11) minor irregularities in title, boundaries, or other survey defects, easements, rights-of-way, restrictions, servitudes, permits, reservations, exceptions, zoning regulations, conditions, covenants, mineral or royalty rights or reservations or oil, gas and mineral leases and rights of others in any property of the Company or any Restricted Subsidiary for streets, roads, bridges, pipes, pipe lines, railroads, electric transmission and distribution lines, electronic communication lines, the removal of oil, gas or other minerals or other similar purposes, flood control, water rights, rights of others with respect to navigable waters, sewage and drainage rights and other similar charges or encumbrances existing as of the Issue Date (or granted by the Company or any Restricted Subsidiary in the ordinary course of business) that do not, in the aggregate, materially impair the value of the property of the Company or any Restricted Subsidiary or the occupation, use and enjoyment by the Company or any Restricted Subsidiaries of any of their respective properties in the normal course of business;
     (12) Liens securing an obligation of a third party neither created, assumed nor guaranteed by the Company or any Restricted Subsidiary upon lands over which easements or similar rights are acquired by the Company or any Restricted Subsidiary in the ordinary course of business;
     (13) terminable or short term leases or permits for occupancy, which leases or permits expressly grant to the Company or any Restricted Subsidiary the right to terminate them at any time on not more than one year’s notice and which occupancy does not interfere with the operation of the business of the Company and the Restricted Subsidiaries;
     (14) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:
     (A) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof); and
     (B) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount of the Permitted Referencing Indebtedness and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement;
     (15) Liens arising pursuant to an order of attachment, distraint or similar legal process arising in connection with legal proceedings not giving rise to an Event of Default;
     (16) any obligations or duties affecting any of the property of the Company or any Restricted Subsidiary to any municipality or public authority with respect to any franchise, grant, license or permit that do not impair the use of such property for the purposes for which it is held;
     (17) Liens on property that is the subject of capital projects between the Company or any Restricted Subsidiary and a third party that has a production, operating or other agreement with the Company; provided, however, that such Liens are expressly limited to the assets directly financed by such third party;
     (18) [INTENTIONALLY OMITTED]
     (19) Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute, not yet due and payable;
     (20) Liens (other than Liens securing the Credit Facilities) securing Permitted Debt described in clause (5) of the definition thereof that is incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person used in the business of the Company or any of its Restricted Subsidiaries;
     (21) Liens with respect to the so called “greenbelt” or “buffer zone” properties;
     (22) leases and ground leases of underutilized or vacant properties of the Company or any Subsidiary to third parties with which the Company has a production, co-production, co-generation, operating or other arrangement or to third party providers of energy or raw materials in the ordinary course of business, provided such leases do not materially interfere with the operation of the business of the Company or any Subsidiary or materially diminish the value of the Facility Assets;
     (23) easements, rights-of-way, restrictions and other similar charges or encumbrances granted to others, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens are not violated by the existing Facility Assets and do not, in the aggregate, materially diminish the value of the Facility Assets;
     (24) the burdens of any law or governmental regulation or permit requiring the Company to maintain certain facilities or perform certain acts as a condition of its occupancy of or interference with any public lands or any river or stream or navigable waters;
     (25) Liens on any of the Non-Facility Assets;
     (26) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $1.0 million at any one time outstanding;

     (27) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not secure Indebtedness and that do not exceed $5.0 million at any one time outstanding;
     (28) Liens on the Primary Collateral that secure the Existing Notes so long as the Indebtedness secured by such Liens is paid in full no later than the 31st day following the Issue Date; and
     (29) extensions, renewals, modifications or replacements of any Lien referred to in clauses (4), (5), (7), (18), (20), (22), (23) and (25) of this definition; provided that such Lien is not otherwise prohibited by the terms hereof and, with respect to Liens securing Indebtedness, no extension or renewal Lien shall (A) secure more than the amount of the Indebtedness or other obligations secured by the Lien being so extended or renewed or (B) extend to any property or assets not subject to the Lien being so extended or renewed.
     “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge, other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);
     (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, taken as a whole;
     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or any Note Guarantee, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes or such Note Guarantee, as the case may be, on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, taken as a whole; and
     (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or any other Restricted Subsidiary.
     “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
     “Physical Notes” has the meaning set forth in Section 2.14(b).
     “Primary Collateral” means the “Indenture Exclusive Collateral” as defined in the Intercreditor Agreement.

     “principal” of any Indebtedness (including the Notes) means the principal amount (or accreted value, as the case may be) of such Indebtedness plus the premium, if any, on such Indebtedness.
     “Private Placement Legend” means the legend initially set forth on the Notes in the form set forth in Exhibit C.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “Record Date” means any of the Record Dates specified in the Notes, whether or not a Legal Holiday.
     “Redemption Date” means, when used with respect to any Note to be redeemed, the date fixed for redemption of such Note pursuant to this Indenture and the Notes.
     “Redemption Price” means, when used with respect to any Note to be redeemed, the price fixed for redemption pursuant to this Indenture and the Notes.
     “Registrar” has the meaning set forth in Section 2.03.
     “Registration Rights Agreement” means (a) the Registration Rights Agreement, dated as of the Issue Date, among the Company, the Guarantors and the Initial Purchasers, as the same may be amended or modified from time to time in accordance with the terms thereof and (b) any registration rights agreement between the Company, the Guarantors and the other parties thereto in connection with the issuance of Additional Notes.
     “Regulation S” means Regulation S under the Securities Act.
     “Regulation S Global Note” has the meaning set forth in Section 2.01.
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Restricted Payments” has the meaning set forth in Section 4.10.
     “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
     “Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.
     “Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.
     “Rule 144A” means Rule 144A under the Securities Act.
     “S&P” means Standard & Poor’s Ratings Group and its successors.
     “SEC” means the Securities and Exchange Commission.
     “Secondary Collateral” means “Second Lien Collateral” as defined in the Intercreditor Agreement.

     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Secured Parties” means, collectively, the Collateral Agent, the Trustee and the Holders.
     “Security Agreement” means the Security Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.
     “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.
     “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date such documentation was entered into, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
     “Subsidiary” means, with respect to any specified Person:
     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).
     “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the Issue Date, except as otherwise set forth in Section 9.03.
     “Transaction” means the Company’s tender offer for and consent solicitation with respect to and redemption of the Existing Notes, the Offering and the amendment and restatement of the ABL Facility, all as described in the Offering Circular.
     “Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to April 1, 2011; provided, however, that if the period from the Redemption Date to April 1, 2011 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to April 1, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
     “Trust Officer” means any officer of the Trustee assigned by the Trustee to administer this Indenture or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.
     “Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.
     “Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:
     (1) has no Indebtedness other than Non-Recourse Debt;
     (2) except as permitted by Section 4.11, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are, in the good faith judgment of the Company’s Board of Directors no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;
     (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition; and
     (4) has not guaranteed or otherwise directly or indirectly provided credit support for the Notes.
     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.10. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.12, the Company will be in default of such Section 4.12. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.12, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.
     “U.S. Government Obligations” means non-callable direct obligations of, and non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

     “U.S. Legal Tender” means such coin or currency of the United States which, as at the time of payment, shall be immediately available legal tender for the payment of public and private debts.
     “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
     (2) the then outstanding principal amount of such Indebtedness.
     “Wholly-Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly-Owned Restricted Subsidiaries of such Person.
          SECTION 1.02 Incorporation by Reference of Trust Indenture Act.
     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Notes.
     “indenture security holder” means a Holder.
     “indenture to be qualified” means this Indenture.
     “indenture trustee” or “institutional trustee” means the Trustee.
     “obligor” on the indenture securities means the Company or any other obligor on the Notes.
     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.
          SECTION 1.03 Rules of Construction.
     Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and words in the plural include the singular;
     (5) “herein”, “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
     (6) when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation”;
     (7) all references to “interest” in this Indenture in respect of any Note shall include any Additional Interest due on such Note pursuant to the terms of the applicable Registration Rights Agreement; and
     (8) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.
ARTICLE TWO
THE NOTES
          SECTION 2.01 Form and Dating.
     The Initial Notes and the Additional Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depository rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.
     The terms and provisions contained in the forms of the Notes annexed hereto as Exhibit A and Exhibit B shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A hereto (“Global Notes”), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C.
     Notes offered and sold to Institutional Accredited Investors in reliance on Rule 501(a)(1), (2), (3) or (7) under the Securities Act shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A (the “IAI Global Notes”), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C.
     Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of one or more permanent Global Notes (a “Regulation S Global Note”) deposited with the Trustee, as custodian for the Depository, and registered in the name of the Depositary or the nominee of the

Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C.
     The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by participants through Euroclear or Clearsteam.
     The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.
     The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.
          SECTION 2.02 Execution and Authentication; Aggregate Principal Amount.
     An Officer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Company by manual or facsimile signature.
     If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.
     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence, and the only evidence, that the Note has been authenticated under this Indenture.
     The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $150,000,000, (ii) Exchange Notes from time to time for issue only pursuant to a Registration Rights Agreement in exchange for a like principal amount of Initial Notes or Additional Notes, and (iii) subject to compliance with Section 4.12, one or more series of Additional Notes for original issue after the Issue Date, in each case upon written orders of the Company in the form of an Officers’ Certificate, which Officers’ Certificate shall, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with Section 4.12. In addition, each Officers’ Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes or Additional Notes. All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes shall have the right to vote or consent as a separate class on any matter.
     The Trustee may appoint an authenticating agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

     The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 in principal amount and any integral multiple thereof.
          SECTION 2.03 Registrar and Paying Agent.
     The Company shall maintain an office or agency which shall initially be the office of the Trustee in Indianapolis, Indiana, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar”) and (b) Notes may be presented or surrendered for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The Company may change the Paying Agent or Registrar without prior notice to the Holders. The term “Paying Agent” includes any additional Paying Agent. The Company or any Affiliate of the Company may act as Paying Agent or Registrar.
     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, as shall be entitled to appropriate compensation therefore, pursuant to Section 7.07.
     The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes. The Paying Agent or Registrar may resign upon thirty (30) days’ written notice to the Company.
     The Company appoints The Depository Trust Company as Depositary.
          SECTION 2.04 Obligations of Paying Agent.
     The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold separate and apart from, and not commingle with any other properties, for the benefit of the Holders or the Trustee, all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Paying Agent shall promptly notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon receipt by the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.
          SECTION 2.05 Holder Lists.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(b). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably request of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

          SECTION 2.06 Transfer and Exchange.
     Subject to the provisions of Sections 2.14 and 2.15, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing and such other documents as the Registrar or Co-Registrar may reasonably require. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar’s or co-Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.07, 4.15, 4.16, 4.17 or 9.05, in which event the Company shall be responsible for the payment of such taxes).
     The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.
     Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through the Depository, in accordance with this Indenture and the Applicable Procedures.
          SECTION 2.07 Replacement Notes.
     If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims in writing that the Note has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding if the Trustee’s requirements are met. Except with respect to mutilated Notes, if required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel. In case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof. Every replacement Note shall constitute an additional obligation of the Company, entitled to the benefits of this Indenture, subject to Section 2.08.
          SECTION 2.08 Outstanding Notes.
     Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

     If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.
     If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.
          SECTION 2.09 Treasury Notes; When Notes Are Disregarded.
     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.
          SECTION 2.10 Temporary Notes.
     Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers’ Certificate. The Officers’ Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.
          SECTION 2.11 Cancellation.
     The Company at any time may deliver Notes previously authenticated hereunder which the Company has acquired in any lawful manner to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11. The Trustee shall dispose of all cancelled Notes in accordance with the Trustee’s customary procedures.
          SECTION 2.12 CUSIP Numbers.
     A “CUSIP” number shall be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.
          SECTION 2.13 Deposit of Moneys.
     Prior to 10:00 a.m. Indianapolis, Indiana time on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be.
          SECTION 2.14 Book-Entry Provisions for Global Notes.
          (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.
     Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.
          (b) Transfers of the Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged in accordance with the Applicable Procedures of the Depository and the provisions of Section 2.15, provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). In addition, Notes in the form of certificated Notes in registered form in substantially the form set forth in Exhibit A hereto (the “Physical Notes”) shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Notes and a successor Depository is not appointed by the Company within ninety (90) days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes; provided that a beneficial interest in the Regulation S Global Note may not be exchanged for a Physical Note or transferred to a Person who takes delivery thereof in the form of a Physical Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
          (c) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such first Global Note and become a beneficial interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to a beneficial interest in such other Global Notes for as long as it remains such an interest.

          (d) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and aggregate principal amount.
          (e) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.
          (f) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph (b), except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.15, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Exhibit A.
          (g) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
          SECTION 2.15 Special Transfer Provisions.
          (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:
     (i) the Registrar shall register the transfer of any Physical Note constituting a Restricted Security which after transfer is to be evidenced by an interest in a Global Note, whether or not such Note bears the Private Placement Legend, upon surrender of such Physical Note to the Registrar, if (x) the requested transfer is after March 29, 2009 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto whereupon the Registrar shall reflect on its books and records the date and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and principal amount and the Trustee shall cancel the Physical Notes so transferred; or
     (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note and the proposed transferee is an Agent Member who will hold a beneficial interest in a Global Note, the Registrar shall register such transfer upon receipt of (x) the certificate, if any, required by clause (i) above and (y) instructions given in accordance with the Applicable Procedures and the Registrar’s procedures, whereupon the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred and a corresponding increase in the Global Note to which such beneficial interest is transferred; or

     (iii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note and the proposed transferee’s interest will be evidenced by a Physical Note, the Registrar shall register such transfer upon receipt of (x) the certificate, if any, required by clause (i) above and (y) instructions given in accordance with the Applicable Procedures and the Registrar’s procedures, whereupon the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and principal amount; or
     (iv) if the proposed transferee is an Agent Member and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in a Global Note, the Registrar shall register such transfer upon surrender of such Physical Note to the Registrar, upon receipt of (x) the certificate, if any, required by clause (i) above and (y) instructions given in accordance with the Applicable Procedures and the Registrar’s procedures, whereupon the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Global Note in an amount equal to the principal amount of the Physical Notes to be transferred and the Trustee shall cancel the Physical Notes so transferred.
          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):
     (i) The Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.
     (ii) Subject to compliance with clause (i), if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon surrender of such Physical Note to the Registrar, upon receipt by the Registrar of instructions given in accordance with the Applicable Procedures and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.
     (iii) Subject to compliance with clause (i), if the Notes to be transferred consist of Physical Notes, upon the surrender of such Physical Notes to the Registrar, the Registrar shall reflect on its books and records the date and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and principal amount and the Trustee shall cancel the Physical Notes to be transferred.

     (iv) Subject to compliance with clause (i), if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note and the proposed transferee is an Agent Member who will hold a beneficial interest in a Global Note, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred and a corresponding increase in the Global Note to which such beneficial interest is transferred.
     (v) Subject to compliance with clause (i), if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note and the proposed transferee’s interest will be evidenced by a Physical Note, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and principal amount.
          (c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.15 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.
          (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.
     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any security (including any transfers between or among Agent Members or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by the terms of this Indenture.
     Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by DTC.
          SECTION 2.16 Transfers of Global Notes and Physical Notes.
     A transfer of a Global Note or a Physical Note (including the right to receive principal and interest payable thereon) may be made only by the Registrar’s entering the transfer in the Register. Prior to such entry, the Company shall treat the person in whose name such Note is registered as the owner of the Note for all purposes.
ARTICLE THREE
REDEMPTION
          SECTION 3.01 Optional Redemption.
          (a) The Company may, at its option, redeem the Notes, in whole or in part, at specified times and under specified conditions, as set forth in this Section 3.01. If the Company elects to redeem Notes pursuant to this Section 3.01, it shall, prior to mailing the notice of redemption referred to in Section 3.04 and at least 45 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee) furnish to the Trustee and Paying Agent an Officers’ Certificate setting forth the Redemption Date and the principal amount of the Notes to be redeemed, the clause of this Indenture pursuant to which the redemption shall occur and the Redemption Price.
          (b) Optional Redemption Prior to April 1, 2011. Prior to April 1, 2011, the Company may, at its option, on any one or more occasions, redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ prior notice to the Trustee, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium plus accrued and unpaid interest, if any, to (but not including) the Redemption Date.
          (c) Optional Redemption on or After April 1, 2011. On or after April 1, 2011, the Company may, at its option, on any one or more occasions, redeem all or a part of the Notes upon not less than 30 days’ nor more than 60 days’ prior notice to the Trustee, at the Redemption Prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest to (but not including) the Redemption Date, if redeemed during the twelve-month period commencing on April 1 of the year set forth below:

Year	Percentage
2011	105.125%
2012	102.563%
2013 and thereafter	100.000%

          (d) Optional Redemption Upon Equity Offerings. At any time prior to April 1, 2010, the Company may, at its option, on any one or more occasions, redeem, in whole or in part, up to 35% of the aggregate principal amount of Notes originally issued under this Indenture (including any Additional Notes issued after the Issue Date) at a Redemption Price of 110.25% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest on the Notes redeemed to (but not including) the applicable Redemption Date; provided that:
     (1) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture remains outstanding immediately after any the occurrence of such redemption; and
     (2) notice of redemption is mailed within 180 days after the date of the closing of any such Equity Offering.
     SECTION 3.02 Mandatory Redemption
     The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Company or any Subsidiary thereof may at any time and from time to time purchase Notes in the open market or otherwise.
     SECTION 3.03 Selection of Notes to Be Redeemed.
     If fewer than all of the Notes are to be redeemed pursuant to the provisions of this Indenture, the Trustee shall select the Notes to be redeemed (1) in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or (2) if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate, provided, that if any such partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof, to be redeemed.
     No Notes of $1,000 or less shall be redeemed in part. Notes of a principal amount in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
     SECTION 3.04 Notice of Redemption.
     At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company’s written request delivered at least fifteen days prior to the date such notice is to be given (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense, provided the Company provides the Trustee with all information required for such notice of redemption. Failure to give Notice of redemption, or any defect therein to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

     Each notice of redemption shall identify the Notes to be redeemed and shall state:
     (1) the Redemption Date;
     (2) the Redemption Price and the amount of accrued interest, if any, to be paid;
     (3) the name and address of the Paying Agent;
     (4) the CUSIP number;
     (5) the subparagraph of the Notes pursuant to which such redemption is being made;
     (6) the place where such Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;
     (7) that, unless the Company fails to deposit with the Paying Agent funds in satisfaction of the applicable Redemption Price plus accrued interest, if any, interest on Notes called for redemption ceases to accrue on and after the Redemption Date in accordance with Section 3.06, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;
     (8) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof shall be issued; and
     (9) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.
     If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to redemption.
          SECTION 3.05 Effect of Notice of Redemption.
     Once notice of redemption is mailed in accordance with Section 3.04, Notes or portions thereof called for redemption shall become irrevocably due and payable on the Redemption Date and at the Redemption Price plus accrued interest thereon. Upon surrender to the Trustee or Paying Agent, such Notes or portions thereof called for redemption shall be paid at the Redemption Price plus accrued interest thereon, to the Redemption Date, but installments of interest thereon, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes.
          SECTION 3.06 Deposit of Redemption Price.
     Not later than 10:00 a.m. local time in the place of payment on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes or portions thereof to be redeemed on that date.

     The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.
     If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.
          SECTION 3.07 Notes Redeemed in Part.
     Upon surrender of a Note that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.
ARTICLE FOUR
COVENANTS
          SECTION 4.01 Payment of Notes.
     The Company shall pay the principal of, or premium, if any, or interest, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of, or premium, if any, or interest, if any, on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds at 10:00 a.m. Indianapolis, Indiana time on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture. The Company shall pay interest on overdue principal at 2% per annum in excess of the rate per annum set forth in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
     Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal or interest payments hereunder.
          SECTION 4.02 Maintenance of Registrar and Paying Agent.
     The Company shall maintain a Registrar and Paying Agent required under Section 2.03. The Company shall give prior written notice to the Trustee and the Holders of the location, and any change in the location, of the Registrar and Paying Agent. If at any time the Company shall fail to maintain a Registrar or Paying Agent or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office and the Company hereby appoints the Trustee as its agent to receive all such presentations and surrenders.
          SECTION 4.03 Corporate Existence.
     Except as otherwise permitted by Article Four, Five, and Ten the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the limited liability company, partnership or corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Restricted Subsidiary, as the case may be, and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.
          SECTION 4.04 Payment of Taxes and Other Claims.
     The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or its properties or any of its Restricted Subsidiaries’ properties and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its properties or any of its Restricted Subsidiaries’ properties; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being or shall be contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.
          SECTION 4.05 Maintenance of Properties and Insurance.
          (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its properties in good working order and condition in all material respects (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the good faith judgment of the Board of Directors or other governing body of the Company or the Subsidiary concerned, as the case may be, desirable in the conduct of its businesses and would not reasonably be expected to have a material adverse effect on the business operations, assets or financial condition of the Company and its Subsidiaries, taken as a whole.
          (b) The Company shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof.
          SECTION 4.06 Compliance Certificate; Notice of Default.
          (a) The Company and each Guarantor shall deliver to the Trustee, within ninety (90) days after the end of the Company’s fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers (one of whom is the principal executive officer, principal financial officer or principal accounting officer) with a view to determining whether they have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s actual knowledge the Company and its Restricted Subsidiaries during such preceding fiscal year have kept, observed, performed and fulfilled each and every condition and covenant under this Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers’ Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.
          (b) The Company shall, so long as any Notes are outstanding, upon any Officer of the Company becoming aware of any Default or Event of Default, deliver to the Trustee and Collateral Agent an Officers’ Certificate specifying such Default or Event of Default within five (5) Business Days of such Officer becoming aware of such occurrence.
          SECTION 4.07 Compliance with Laws.
     The Company shall, and shall cause each of its Restricted Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its businesses and the ownership of its properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole or the ability of the Company to perform its obligations hereunder.
          SECTION 4.08 Reports to Holders.
     Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish the Holders of the Notes:
     (a) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants within the time periods specified in the SEC’s rules and regulations; and
     (b) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods required for filing such forms and reports as specified in the SEC’s rules and regulations.
     In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement relating to the Initial Notes issued in connection with the Offering, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
          SECTION 4.09 Waiver of Stay, Extension or Usury Laws.
     The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company and each of the Guarantors from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each of the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
          SECTION 4.10 Limitation on Restricted Payments.
     The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:
     (1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, payments or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other dividends, payments or distributions payable to the Company or another Restricted Subsidiary of the Company);
     (2) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company other than those Equity Interests owned by the Company or any Restricted Subsidiary of the Company;
     (3) make any payment on or with respect to, or purchase, redeem, repurchase, defease or otherwise acquire or retire for value, any Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the Notes or any Note Guarantee (excluding (x) any intercompany Indebtedness between or among the Company and any of the Guarantors or (y) the purchase, repurchase or other acquisition or retirement for value of Indebtedness that is contractually subordinated to the Notes or to any Note Guarantee, as the case may be, purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition or retirement for value), except a payment of interest or principal at the Stated Maturity thereof; or
     (4) make any Restricted Investment;
(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

     (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
     (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.12; and
     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (8) and (9) of the next succeeding paragraph), is less than the sum, without duplication, of:
     (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
     (b) 100% of the aggregate net proceeds, including cash and the Fair Market Value of the property other than cash, received by the Company since the Issue Date as a contribution to its common equity capital and from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); provided, however, that the Company may not include the net cash proceeds to the extent that any such common equity capital or Equity Interests are repurchased, redeemed or otherwise acquired or retired pursuant to clauses (2) and (5)(x) of the subsequent paragraph of this Section 4.10 or applied to redeem any Notes pursuant to Section 3.01(d); plus
     (c) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the cash and the Fair Market Value of property other than cash received as return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus
     (d) to the extent that any Unrestricted Subsidiary of the Company designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date or has been merged into, consolidated or amalgamated with or into, or transfers or conveys its assets to, the Company or a Restricted Subsidiary of the Company, the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed; plus
     (e) 50% of any dividends or distributions received by the Company or a Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor after the Issue

Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends or distributions were not otherwise included in Consolidated Net Income of the Company for such period.
In the case of clause (3)(b) above, any net cash proceeds from issuances and sales of Capital Stock of the Company financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, shall be excluded until and to the extent such borrowing is repaid.
     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:
     (1) the payment, by the Company or any Restricted Subsidiary, of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;
     (2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;
     (3) the defeasance, redemption, repurchase, retirement or other acquisition or retirement for value of Indebtedness of the Company or any Restricted Subsidiary that is contractually subordinated in right of payment to the Notes or to any Note Guarantee with, in exchange for, by conversion into or out of the net cash proceeds from a substantially concurrent incurrence of, or in exchange for, Permitted Refinancing Indebtedness;
     (4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the Company or another Restricted Subsidiary of the Company;
     (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ or members’ agreement or similar agreement, plan or arrangement, provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.0 million for each fiscal year (with unused amounts in any calendar year being permitted to be carried over into succeeding calendar years) and $5.0 million in the aggregate during the term of the Notes; provided further that the amount in any calendar year may be increased by an amount not to exceed the sum of (x) in each case net of the aggregate net cash proceeds received from such persons after the Issue Date from the issuance of or equity contributions with respect to our Equity Interests (other than Disqualified Stock) of the Company to officers, employees, directors or consultants of the Company and its Restricted Subsidiaries that occurs after the Issue Date, to the extent such net cash proceeds have not otherwise been previously applied to the payment of any Restricted Payments and (y) the cash proceeds of key man insurance received by the Company or any Restricted Subsidiary after the Issue Date, to the extent such cash proceeds have not otherwise been previously applied to the payment of

Restricted Payments (the Company being entitled to elect to use all or any portion of the aggregate increase contemplated by clauses (x) and (y) within one year of such net cash proceeds being received by the Company);
     (6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants or similar rights to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or similar rights or the payment of related withholding taxes;
     (7) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test set forth in the first sentence of Section 4.12;
     (8) the satisfaction of change of control obligations once the Company has fulfilled its obligations under this Indenture with respect to a Change of Control;
     (9) the repayment of intercompany debt to the Company or any Guarantor that was permitted to be incurred under this Indenture;
     (10) other Restricted Payments in an aggregate amount then outstanding not to exceed $5.0 million since the Issue Date; and
     (11) the pledge by the Company or any Restricted Subsidiary of the Capital Stock of an Unrestricted Subsidiary of the Company or such Restricted Subsidiary, as applicable, to secure Non-Recourse Debt of such Unrestricted Subsidiary.
     The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.10 will be determined by the Company or, if such Fair Market Value is in excess of $5.0 million, by the relevant Board of Directors, whose resolution with respect thereto will be delivered to the Trustee. In the case of a determination of Fair Market Value in excess of $10.0 million, such Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing. In determining whether any Restricted Payment is permitted by this Section 4.10, the Company may allocate all or any portion of such Restricted Payment among the categories described in clauses (1) through (11) of the immediately preceding paragraph or among such categories and the types of Restricted Payments described in the first paragraph of this Section 4.10; provided that at the time of such allocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of this Section 4.10.
          SECTION 4.11 Limitations on Transactions with Affiliates.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets (other than Non-Facility Assets) to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Sterling Chemicals (each, an “Affiliate Transaction”), in one or more transactions involving aggregate consideration in excess of $1.0 million, unless:

     (1) the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction by the Company or such Restricted Subsidiary on an arm’s length basis with an unrelated Person; and
     (2) the Company obtains and retains:
     (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of its Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of its Board of Directors; and
     (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.
     The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:
     (1) any employment agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries (including the payment of, or an agreement providing for the payment of, reasonable directors’ fees) in the ordinary course of business;
     (2) transactions between or among the Company and/or its Restricted Subsidiaries;
     (3) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company and the grant and performance of registration rights;
     (4) Permitted Investments described in clauses (6), (8), (9) or (16) of the definition thereof or Restricted Payments that do not violate Section 4.10;
     (5) any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, obtains and retains a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the preceding paragraph;
     (6) if such Affiliate Transaction is with a Person in its capacity as a holder of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary where such Person is treated no more favorably than the other holders of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary;
     (7) transactions effected pursuant to agreements in effect on the Issue Date and any amendment, modification or replacement of such agreement (so long as such amendment or replacement is not in the good faith judgment of the Company’s Board of Directors materially more disadvantageous to the Holders, taken as a whole, than the original agreement as in effect on the Issue Date);

     (8) transactions with Unrestricted Subsidiaries, customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially no less favorable to the Company and its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, in the good faith judgment of the Company’s Board of Directors or senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time on an arm’s-length basis from an unaffiliated party;
     (9) operating or similar agreements with Affiliates pursuant to which the Company or a Restricted Subsidiary operates the properties or assets of any Affiliate in exchange for reimbursement of costs, with or without any additional consideration;
     (10) any capital contribution to any Affiliate otherwise permitted by this Indenture or any other Permitted Investment in an Affiliate;
     (11) ground leases of Non-Facility Assets for nominal or no consideration.
          SECTION 4.12 Incurrence of Indebtedness and Issuance of Preferred Stock.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock other than to the Company or another Restricted Subsidiary; provided, however, that the Company or any Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such additional Indebtedness had been incurred or Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.
     The first paragraph of this Section 4.12 will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
     (1) Indebtedness evidenced by the Existing Notes in aggregate principal amount of up to $101.6 million and any related Guarantees;
     (2) Indebtedness under the Credit Facilities in an aggregate principal amount not exceeding $50.0 million at any time outstanding and any related Guarantees;
     (3) Indebtedness represented by the Notes and the related Note Guarantees issued on the Issue Date;

     (4) Indebtedness solely represented by premium financing or similar deferred payment obligations incurred with respect to insurance policies purchased in the ordinary course of business and consistent with past practice;
     (5) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings, purchase money obligations or other Indebtedness or preferred stock, or synthetic lease obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of design, development, construction, installation or improvement of property (real or personal and including acquisitions of Capital Stock), plant or equipment used in a Permitted Business of the Company or such Restricted Subsidiary (in each case, whether through the direct purchase of such assets or the Equity Interests of any Person owning such assets), or repairs, additions or improvements to such assets, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (5), not to exceed $5.0 million at any time outstanding;
     (6) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this Section 4.12 or clauses (3), (6) and (14) of this paragraph;
     (7) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:
     (a) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be (i) permitted as a Permitted Investment described in clause (1)(b) of the definition thereof and (ii) expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and
     (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not any of the Company, a Guarantor or, in the case where the payor on such intercompany Indebtedness is not the Company or a Guarantor, any Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);
     (8) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Disqualified Stock or preferred stock; provided, however, that if the issuer of such shares of Disqualified Stock or preferred stock is a Restricted Subsidiary of the Company that is not a Guarantor and the purchaser of such shares is the Company or a Guarantor, such Investment must be permitted as a Permitted Investment described in clause (1)(b) of the definition thereof and

     (a) any subsequent issuance or transfer of Equity Interests that results in any such Disqualified Stock or preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and
     (b) any sale or other transfer of any such Disqualified Stock or preferred stock to a Person that is not any of the Company, a Guarantor or, in the case where the issuer of such Disqualified Stock or preferred stock is not a Guarantor, any Restricted Subsidiary of the Company,
will be deemed, in each case, to constitute an issuance of such Disqualified Stock or preferred stock by such Restricted Subsidiary that was not permitted by this clause (8);
     (9) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;
     (10) the Guarantee by the Company or any Restricted Subsidiary of the Company of Indebtedness of the Company or a Guarantor that was permitted to be incurred by another provision of this Section 4.12; provided that if the Indebtedness being guaranteed is subordinated in right of payment to the Notes or a Note Guarantee, then the Guarantee shall be subordinated in right of payment to the same extent as the Indebtedness guaranteed;
     (11) the Guarantee by any Restricted Subsidiary of the Company that is not a Guarantor of Indebtedness of the Company or any other Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.12;
     (12) the incurrence by the Company or any of the Restricted Subsidiaries of Indebtedness in respect of letters of credit and bankers acceptances issued in the ordinary course and not supporting Indebtedness, including in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, performance and surety, appeal, environmental assurance and similar bonds or indemnification, adjustment of purchase price or similar obligations incurred in connection with the disposition of any business or assets;
     (13) the incurrence by the Company or any of the Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds; provided, however, that such Indebtedness is extinguished within three business days of incurrence;
     (14) Indebtedness, Disqualified Stock or preferred equity of any Person that is acquired by the Company or any of its Restricted Subsidiaries or merged into or consolidated with, or transfers substantially all of its assets to, a Restricted Subsidiary in accordance with the terms of this Indenture; provided, however, that all such Indebtedness, Disqualified Stock or preferred equity does not exceed $5.0 million in the aggregate at any time outstanding and is not incurred or issued in contemplation of such acquisition or merger or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; and
     (15) the incurrence by the Company or any of the Restricted Subsidiaries of additional Indebtedness or issuance of shares of Disqualified Stock or preferred stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $5.0 million.

     The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms.
     For purposes of determining compliance with this Section 4.12, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.12, the Company will be permitted to classify such item of Indebtedness, Disqualified Stock or preferred equity or any portion thereof on the date of its incurrence, and will only be required to include the amount and, type of such Indebtedness, Disqualified Stock or preferred equity in one of the above clauses or as having been incurred pursuant to the first paragraph of this Section 4.12, although the Company may divide and classify an item of Indebtedness, Disqualified Stock or preferred equity in one or more of the categories of Permitted Debt described in such clauses or as having been incurred pursuant to the first paragraph of this Section 4.12 and may later reclassify all or a portion of such item of Indebtedness, Disqualified Stock or preferred equity, in any manner that complies with this Section 4.12. The accrual of interest or dividends, the accretion of accreted value or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred equity as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this Section 4.12; provided, in each such case (other than preferred stock that is not Disqualified Stock), that the amount of any such accrual, accretion or amortization or payment (without duplication) is included in Fixed Charges of the Company as accrued, accreted or amortized or paid. Notwithstanding any other provision of this Section 4.12, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.12 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
     The amount of any Indebtedness outstanding as of any date will be:
     (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
     (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and
     (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
     (A) the Fair Market Value of such asset at the date of determination, and
     (B) the amount of such Indebtedness of the other Person.
Notwithstanding anything to the contrary under this Section 4.12, the Company shall repay in full the Indebtedness described in clause (1) of the second paragraph of this Section 4.12 no later than the 31st day following the Issue Date with the funds held in the Escrow Account.
          SECTION 4.13 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
     (a) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;
     (b) make loans or advances to the Company or any of its Restricted Subsidiaries; or
     (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;
provided, however, that the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:
     (1) agreements governing Indebtedness outstanding on the Issue Date, the Credit Agreement and Credit Facilities as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not, in the good faith judgment of the Board of Directors of the Company, materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;
     (2) this Indenture, the Notes, the Note Guarantees and the Collateral Documents;
     (3) applicable law, rule, regulation, order, approval, license, permit or similar restriction;
     (4) (a) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred; and (b) any amendment, modification, replacement or refinancing thereof; provided, however, that such encumbrances or restrictions are not, in the good faith judgment of the Board of Directors of the Company, materially more restrictive, taken as a whole, with respect to consensual encumbrances or restrictions set forth in clauses (a), (b) or (c) of the preceding paragraph than on such encumbrance or restriction prior to such amendment, modification, replacement or refinancing;
     (5) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;
     (6) any agreement for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions, loans or transfers by that Restricted Subsidiary pending the sale or other disposition;

     (7) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are, in the good faith judgment of the Company’s Board of Directors, not materially more restrictive, taken as a whole, with respect such consensual encumbrance or restriction set forth in clauses (a), (b) or (c) of the preceding paragraph than those contained in the agreements governing the Indebtedness being refinanced, extended, renewed, refunded, refinanced, replaced, defeased or discharged;
     (8) Liens permitted to be incurred under the provisions of Section 4.18 that limit the right of the debtor to dispose of the assets subject to such Liens;
     (9) provisions in joint venture agreements, asset sale agreements, limited liability company organizational documents, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;
     (10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
     (11) other Indebtedness or Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 4.12; provided that such restrictions, taken as a whole, are, in the good faith judgment of the Company’s Board of Directors, no more materially restrictive, taken as a whole, with respect to consensual encumbrances or restrictions set forth in clauses (a), (b) or (c) of the preceding paragraph, than those customary in comparable financings (as reasonably determined by the Company’s Board of Directors);
     (12) encumbrances on property that exist at the time the property was acquired by the Company or a Restricted Subsidiary; and
     (13) contractual encumbrances or restrictions in effect on the Issue Date, and any amendments, restatements, modifications, supplements, renewals, extensions, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, supplements, renewals, extensions, refundings, replacements or refinancings are not, in the good faith judgment of the Company’s Board of Directors, materially more restrictive, taken as a whole, with respect to consensual encumbrances or restrictions set forth in clauses (a), (b) or (c) of the preceding paragraph than those contained in those agreements on the Issue Date.
          SECTION 4.14 Additional Note Guarantees.
     If the Company or any of its Restricted Subsidiaries acquires or creates another Subsidiary that is not an Unrestricted Subsidiary after the Issue Date, then that newly acquired or created Domestic Subsidiary that is not an Unrestricted Subsidiary will, within 10 business days of the date on which it was acquired or created, (a) become a Guarantor and execute and deliver to the Trustee (i) a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Subsidiary that is a Restricted Subsidiary shall guarantee the Note Obligations on the terms set forth in Article Ten of this Indenture and (ii) a supplement to the Security Agreement and such other Collateral Documents as may be applicable; (b) cause such instruments and Uniform Commercial Code financing statements to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect the Note Lien created under the Security Agreement and such other Collateral Documents, if any, on the Note Collateral owned by Domestic Subsidiary; and (c) deliver to the Trustee within 10 business days of the date on which it was acquired or created a customary Opinion of Counsel addressed to the

Trustee and covering, among other things, the enforceability of such Indenture Documents and the perfection of the Note Liens purportedly created thereby.
          SECTION 4.15 Repurchase upon Change of Control.
          (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or a portion (equal to $1,000 or in integral multiples of $1,000) of such Holder’s Notes using immediately available funds pursuant to the offer described below (the “Change of Control Offer”), at a repurchase price in cash equal to 101% of the aggregate principal amount thereof on the date of repurchase, plus accrued and unpaid interest, if any, to (but not including) the date of repurchase.
          (b) Within 30 days following the date upon which the Change of Control occurred, the Company shall send by registered first-class mail, postage prepaid, a notice to each record Holder as shown on the register of Holders, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:
     (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered and not withdrawn shall be accepted for payment;
     (2) the repurchase price (including the amount of accrued interest) and the repurchase date (which shall be no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed, other than as may be required by law) (the “Change of Control Payment Date”);
     (3) that any Note not tendered shall continue to accrue interest;
     (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;
     (5) that Holders electing to have a Note repurchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;
     (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than three (3) Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for repurchase and a statement that such Holder is withdrawing its election to have such Notes repurchased;
     (7) that Holders whose Notes are repurchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note repurchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and
     (8) the circumstances and relevant facts regarding such Change of Control.

     If any of the Notes subject to the Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to comply with the procedures of the Depositary applicable to repurchases.
     On or before the Change of Control Payment Date, the Company shall, to the extent lawful (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the repurchase price plus accrued interest, if any, of all Notes or portions thereof so properly tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company. The Paying Agent shall promptly mail or pay by wire transfer to the Holders of Notes so properly tendered and so accepted the repurchase price for such Notes and the Company shall promptly issue and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Note so accepted for repurchase will cease to accrue interest on and after the Change of Control Payment Date. Any Notes not so accepted shall be promptly mailed by the Company to the Holders thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.
     The Company will publicly announce the results of the Change of Control Offer on or as soon as reasonably practicable after the Change of Control Payment Date. Any amounts remaining after the repurchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.
     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.
     Notwithstanding the above, the Company shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of this Section 4.15 and repurchases all Notes properly tendered and not withdrawn under such Change of Control Offer or (ii) a notice with respect to the redemption of all Notes has been given pursuant to Section 3.01 hereof.
     Notes (or portions thereof) repurchased pursuant to a Change of Control Offer shall be cancelled and may not be reissued.
          SECTION 4.16 Limitation on Asset Sales.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
     (1) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

     (2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided, however, that, for purposes of this Section 4.16, each of the following will be deemed to be cash:
     (a) any liabilities of the Company or any Restricted Subsidiary that would otherwise be required to be included on the Company’s consolidated balance sheet (other than contingent liabilities and liabilities that are by their terms subordinated in right of payment to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;
     (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 90 days after receipt thereof, to the extent of the cash or Cash Equivalents received in that conversion; and
     (c) any property or assets that are used or useful in a Permitted Business or all of the Capital Stock (other than Disqualified Stock) of any Person engaged in a Permitted Business if, as a result of the acquisition by the Company or any Restricted Subsidiary thereof, that Person becomes a Guarantor (provided, that if the assets that were the subject of such Asset Sale constituted Primary Collateral or the Capital Stock of a Guarantor, this clause (c) shall only be limited to such property or assets that constitute Primary Collateral or all of the Capital Stock (other than Disqualified Stock) of any such Person that is or becomes a Guarantor);
provided further, however, that the 75% requirement referred to in this clause (2) will not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with subclauses (a), (b) and (c) above, is equal to or greater than what the after-tax proceeds would have been had that Asset Sale complied with the aforementioned 75% limitation; and
     (3) if such Asset Sale involves the disposition of Secondary Collateral, the proceeds are applied in accordance with the Intercreditor Agreement to the extent required therein;
provided, however, that clauses (1) and (2) of the foregoing paragraph need not be satisfied to the extent the Note Collateral to be released consists solely of Secondary Collateral with respect to which the required lenders under the ABL Facility have given their consent and authorized the release of same or to the extent the Secondary Collateral to be released is disposed of by such Credit Facility Agent on behalf of the lenders in connection with the exercise of rights or remedies under the ABL Facility, in each case so long as (x) the Collateral Agent is required to release its lien thereon pursuant to the terms of the Intercreditor Agreement and (y) the proceeds therefrom are applied in accordance with the Intercreditor Agreement.
     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) shall:
     (a) apply those Net Proceeds, at its option:
     (1) to acquire all or substantially all of the assets of, or all of the Capital Stock (other than Disqualified Stock) of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock (other than Disqualified Stock), the Permitted Business is or becomes a Guarantor;
     (2) in the case where the asset that was the subject of such Asset Sale was not Primary Collateral or the Capital Stock of a Guarantor, to make a capital expenditure;
     (3) to acquire other, or make improvements to, assets that constitute Primary Collateral and that are used or useful in a Permitted Business; or
     (4) to any combination of the foregoing; or
     (b) enter into a binding commitment for any such application pursuant to clause (a) above; provided that such binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the earlier of (x) the date on which such acquisition, or expenditure is consummated, and (y) the 180th day following the expiration of the aforementioned 360-day period. If the acquisition or expenditure contemplated by such binding commitment is not consummated on or before such 180th day and the Company or such Restricted Subsidiary shall not have otherwise applied such Net Proceeds pursuant to clause (1), (2), (3) or (4) of this paragraph on or before such 180th day, such commitment shall be deemed not to have been a permitted application of Net Proceeds.
     Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving Indebtedness or otherwise invest the Net Proceeds in Cash Equivalents.
     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $7.5 million (the date of such occurrence is referred to herein as the “Asset Sale Offer Trigger Date”), within 30 days thereof, the Company will make an offer to all Holders to purchase (the “Asset Sale Offer”) the maximum principal amount of Notes that may be repurchased out of all such Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of repurchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be repurchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
     Each notice of an Asset Sale Offer shall be mailed first class, postage prepaid, to the record Holders as shown on the register of Holders within 30 days following the Asset Sale Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Asset Sale Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the amount of such Excess Proceeds, Notes of tendering Holders will be repurchased on a pro rata basis (based on amounts tendered).
     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.16 by virtue of such compliance.

          SECTION 4.17 Repurchase Upon Event of Loss.
     In the event of an Event of Loss, the Company or the affected Restricted Subsidiary of the Company, as the case may be, may apply the Net Loss Proceeds from such Event of Loss, with no concurrent obligation to offer to purchase any of the Notes either:
     (a) to the rebuilding, repair, replacement or construction of improvements to the property affected by such Event of Loss;
     (b) to make capital expenditures with respect to Primary Collateral or to acquire properties or assets that will:
     (i) constitute Primary Collateral; and
     (ii) be used in any Permitted Business of the Company and its Restricted Subsidiaries, or
     (c) for a combination of the actions set forth in the foregoing clauses (a) and (b).
     Any Net Loss Proceeds that are not reinvested as provided in the first sentence of this Section 4.17 within 360 days of such Event of Loss will be deemed “Excess Loss Proceeds”. When the aggregate amount of Excess Loss Proceeds exceeds $5.0 million (the date of such occurrence is referred to herein as the “Event of Loss Offer Trigger Date”), the Company will make an offer (an “Event of Loss Offer”) to all Holders to repurchase with the proceeds of Events of Loss the maximum principal amount of Notes that may be prepaid out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of repurchase, and will be payable in cash. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, the Company may use such Excess Loss Proceeds for any purpose not otherwise prohibited by this Indenture; provided that any remaining Net Loss Proceeds shall remain subject to the Note Lien. If the aggregate principal amount of Notes tendered pursuant to an Event of Loss Offer exceeds the Excess Loss Proceeds, the Trustee will select the Notes to be repurchased on a pro rata basis based on the aggregate principal amount of Notes outstanding. Upon completion of each Event of Loss Offer, the amount of Excess Loss Proceeds will be reset at zero.
     Each notice of an Event of Loss Offer shall be mailed first class, postage prepaid, to the record Holders as shown on the register of Holders within 30 days following the Event of Loss Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Event of Loss Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the amount of such Net Loss Proceeds, Notes of tendering Holders will be repurchased on a pro rata basis (based on amounts tendered).
     All Net Loss Proceeds shall, pending their application in accordance with this Section 4.17 or the release thereof in accordance with the provisions described under Article Twelve, be invested in Cash Equivalents or applied to temporarily reduce revolving Indebtedness.
     With respect to any Event of Loss pursuant to clause (4) of the definition of “Event of Loss” that has a Fair Market Value (or replacement cost, if greater) in excess of $2.5 million, the Company (or the affected Guarantor, as the case may be), shall be required to receive consideration (i) at least equal to 75% of the Fair Market Value (evidenced by a resolution of the Board of Directors set forth in an Officers’

Certificate delivered to the Trustee) of the assets subject to the Event of Loss and (ii) at least 75% of which is in the form of cash or Cash Equivalents.
     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Event of Loss Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 4.17, the Company will comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.17 by virtue thereof.
          SECTION 4.18 Limitation on Liens.
     The Company will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.
          SECTION 4.19 Business Activities.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses.
          SECTION 4.20 Limitation on Issuances and Sales of Equity Interests in Restricted Subsidiaries.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell or otherwise dispose of any Capital Stock in any Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company and except for such issuances of shares of Capital Stock constituting directors’ qualifying shares or issuances to foreign nationals of shares of Capital Stock of a Foreign Subsidiary, in each case to the extent required by applicable law), unless:
     (1) such transfer, conveyance, sale or other disposition is of all the Equity Interests in such Restricted Subsidiary;
     (2) the Net Proceeds from such transfer, conveyance, sale or other disposition are applied in accordance with Section 4.16; and
     (3) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made pursuant to Section 4.10 if made on the date of such issuance or sale.
          SECTION 4.21 Payments for Consent.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of any Indenture Document, the registration rights agreement with respect to which such Holder is a beneficiary or the Intercreditor Agreement unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

          SECTION 4.22 Impairment of Security Interest.
     Neither the Company nor any of its Restricted Subsidiaries will take or omit to take any action which would adversely affect or impair in any material respect the Note Liens in favor of the Trustee with respect to the Note Collateral, except in the case where such Note Collateral constitutes Secondary Collateral, to the extent required or permitted under the Intercreditor Agreement. Neither the Company nor any Guarantor shall grant to any Person (other than the Trustee), or permit any Person (other than the Trustee), to retain any interest whatsoever in the Note Collateral other than Permitted Liens. Neither the Company nor any Guarantor will enter into any agreement that requires the proceeds received from any sale of Note Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Notes and the Collateral Documents. The Company shall, and shall cause each Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments as the Trustee shall reasonably request to more fully or accurately describe the property intended to be Note Collateral or the obligations intended to be secured by the Collateral Documents. The Company shall, and shall cause each Guarantor to, at their sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Note Liens created by the Collateral Documents at such times and at such places as the Trustee may reasonably request.
          SECTION 4.23 Designation of Restricted and Unrestricted Subsidiaries.
     The relevant Board of Directors of the Company or any of its Restricted Subsidiaries may designate any of its Restricted Subsidiaries (including any newly acquired or newly formed Subsidiary or Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and, unless such Investment is a Permitted Investment, will reduce the amount available for Restricted Payments under Section 4.10 or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The relevant Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.
          SECTION 4.24 Additional Interest.
     If Additional Interest becomes payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officers’ Certificate stating (i) the amount of Additional Interest due and payable, (ii) the Section of the Registration Rights Agreement pursuant to which Additional Interest is due and payable and (iii) the date on which Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such an Officers’ Certificate, the Trustee may assume without inquiry that no Additional Interest is payable; provided, that the failure of the Company to deliver to the Trustee such Officers’ Certificate shall not relieve the Company of its obligation to pay any such Additional Interest when due and payable.
ARTICLE FIVE
SUCCESSOR CORPORATION
          SECTION 5.01 Merger, Consolidation and Sale of Assets.

     The Company may not, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not the Company is the surviving entity); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:
     (1) either:
     (a) the Company is the surviving entity; or
     (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
     (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture, and the Collateral Documents pursuant to agreements reasonably satisfactory to the Trustee and in connection therewith shall cause such instruments and Uniform Commercial Code financing statements to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Note Lien created under the Collateral Documents on the Note Collateral owned by or transferred to such Person;
     (3) immediately before and after giving effect to such transaction, no Default or Event of Default shall have occurred and is continuing;
     (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.12; and
     (5) the Company or such other Person shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consummation of such consolidation, merger, sale, assignment, transfer, conveyance, lease or other disposition on the terms proposed and, if such an assumption is required in connection with such transaction, such assumption, will comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction as proposed will, upon consummation of such transaction as proposed, will be satisfied.
     The conditions set forth in clauses (3) and (4) of the first paragraph of this Section 5.01 will not apply to:
     (1) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or reorganizing into a holding company structure; or

     (2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and any of its Restricted Subsidiaries that are or become Guarantors.
     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
          SECTION 5.02 Successor Corporation Substituted.
     Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not surviving or the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such. Upon such substitution, the Company and any Guarantors that remain Subsidiaries of the Company shall be released from their obligations under the Notes, this Indenture, the Note Guarantees and the Collateral Documents.
ARTICLE SIX
DEFAULT AND REMEDIES
          SECTION 6.01 Events of Default.
     Each of the following is an “Event of Default”:
     (1) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 consecutive days;
     (2) the failure to pay the principal of or premium, if any, on any Notes, when such principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise;
     (3) default in the payment of principal of and interest on Notes required to be repurchased pursuant to a Change of Control Offer, an Asset Sale Offer or an Event of Loss Offer as described under Section 4.15, 4.16 or 4.17, respectively, when due and payable
     (4) failure to perform or comply with any of the provisions described under Section 5.01 or 10.04;
     (5) failure by the Company or any of its Restricted Subsidiaries to perform any covenant or agreement in the Indenture Documents (other than any default described in clause (1), (2), (3) or (4) above), and the default continues for 45 days after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;
     (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date (but excluding Indebtedness owing to the Company or a Guarantor), if that default:
     (a) is caused by a failure to pay any portion of the principal of such Indebtedness when due and payable after the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or
     (b) results in the acceleration of such Indebtedness prior to its Stated Maturity (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration), and, in each case, the principal amount of any such Indebtedness so due and payable or that has been accelerated, together with the principal amount that is so due and payable or that has been accelerated of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;
     (7) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Restricted Subsidiaries in an amount in excess of $10.0 million (net of any amounts which are covered by insurance or bonded) which judgments are not paid, waived, satisfied, discharged or stayed for a period of 60 days after the date on which the right to appeal has expired;
     (8) the denial or disaffirmation by the Company or any of its Restricted Subsidiaries, or any Person acting on behalf of any of them, in writing, of any material obligation of the Company or any of its Restricted Subsidiaries set forth in or arising under any Collateral Documents (other than by reason of a release from such obligation or the Note Lien related thereto in accordance with the terms of this Indenture and the Collateral Documents) and such denial or disaffirmance continues for 5 days;
     (9) the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) (A) commences a voluntary case or proceeding under any Bankruptcy Code with respect to itself (or themselves), (B) consents to the entry of a judgment, decree or order for relief against it (or them) in an involuntary case or proceeding under any Bankruptcy Code, (C) consents to the appointment of a Custodian of it (or them) or for substantially all of its (or their) property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it (or them), (E) makes a general assignment for the benefit of its (or their) creditors; or (F) takes any corporate action to authorize or effect any of the foregoing;
     (10) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) in an involuntary case or proceeding under any Bankruptcy Code, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or such Significant Subsidiary (or such group of Restricted Subsidiaries), (B) appoint a Custodian of the Company or such Significant Subsidiary (or such group of Restricted Subsidiaries) or for substantially all of its (or their) property or (C) order the winding-up or liquidation of its (or their)

affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days;
     (11) any Note Guarantee from a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, ceases to be in full force and effect or is declared null and void and unenforceable or is found to be invalid or a Guarantor denies in writing its liability under the Note Guarantee (other than by reason of a release of such Guarantor from the Note Guarantee in accordance with the terms of the Indenture Documents); and
     (12) except as permitted by any Indenture Document, any Collateral Document or any Note Lien purported to be granted thereby on an asset or assets having an aggregate net book value or Fair Market Value in excess of $2.5 million fails to constitute a valid and (to the extent required by the Collateral Documents) perfected Lien on Note Collateral purported to be subject thereto.
          SECTION 6.02 Acceleration.
          (a) If an Event of Default (other than an Event of Default specified in Section 6.01 (9) or (10) above with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) shall occur and be continuing and has not been waived, the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Notes voting as a single class may declare the principal of and premium, if any, and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee (if given by the Holders) specifying the Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.
          (b) If an Event of Default specified in Section 6.01 (9) or (10) above with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
          (c) At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraphs, the Holders of a majority in principal amount of the Notes voting as a single class may rescind and cancel such declaration and its consequences: (1) if the rescission would not conflict with any judgment or decree; (2) if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration; (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, which has become due otherwise than by such declaration of acceleration, has been paid; (4) if the Company has paid each of the Trustee and the Collateral Agent its reasonable compensation and reimbursed each of the Trustee and the Collateral Agent for its reasonable expenses, disbursements and its advances; and (5) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01 (9) or (10) of the description above of Events of Default, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
          SECTION 6.03 Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture, any Collateral Document or any Note Guarantee.
     The Trustee or the Collateral Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee, the Collateral Agent or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
     If an Event of Default occurs, the Trustee, on behalf of the Holders of the Notes, in addition to any rights or remedies available to the Trustee under this Indenture, will be entitled to take (or instruct the Collateral Agent to take) such actions as the Trustee deems advisable to protect and enforce the rights of the Trustee, the Collateral Agent and the Holders in the Note Collateral, including, without limitation, the institution of foreclosure proceedings in accordance with the Collateral Documents and applicable law. However, the rights and remedies available to the Trustee and the Collateral Agent under the Note Collateral Documents and the actions permitted to be taken by the Trustee and the Collateral Agent thereunder will be subject to the provisions of the Intercreditor Agreement.
     The Trustee will apply (or instruct the Collateral Agent to apply) the proceeds received by the Collateral Agent or the Trustee from any foreclosure of the Note Collateral:
     (1) first, to pay the expenses of such foreclosure and fees and other amounts then payable to the Trustee or the Collateral Agent under this indenture and the Collateral Documents, and
     (2) thereafter, to pay the principal of, premium, if any, and accrued interest on the Notes.
provided, that the application of any such proceeds of Note Collateral that constitutes Secondary Collateral shall be subject to the terms of the Intercreditor Agreement.
          SECTION 6.04 Waiver of Past Defaults.
     Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the outstanding Notes voting as a single class may, on behalf of the Holders holding all of the Notes, rescind an acceleration or waive any existing Default or Event of Default, and its consequences, except (other than as provided in Section 6.02(c)) a default in the payment of the principal of or premium, if any, or interest on any Notes or in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note then outstanding. When a Default or Event of Default is waived, it is cured and ceases to exist and is deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture, the Notes and the Collateral Documents, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
          SECTION 6.05 Control by Majority.

     Subject to Section 2.09, the Intercreditor Agreement and applicable law, the Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent, as the case may be, or exercising any trust or power conferred on the Trustee or the Collateral Agent, as the case may be, including any remedies provided for in Section 6.03. Subject to Section 7.01 and 7.02(f), however, the Trustee or the Collateral Agent, as the case may be, may refuse to follow any direction (which direction, if sent to the Trustee or the Collateral Agent, as the case may be, shall be in writing) that the Trustee or the Collateral Agent, as the case may be, reasonably believes conflicts with any applicable law, this Indenture, the Notes, the Note Guarantees or the Collateral Documents, that the Trustee or the Collateral Agent, as the case may be, determines may be unduly prejudicial to the rights of another Holder, or that may subject the Trustee or the Collateral Agent, as the case may be, to personal liability; provided that the Trustee or the Collateral Agent, as the case may be, may take any other action deemed proper by the Trustee or the Collateral Agent, as the case may be, which is not inconsistent with such direction (which direction, if sent to the Trustee or the Collateral Agent, as the case may be, shall be in writing).
          SECTION 6.06 Limitation on Suits.
     A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:
     (1) such Holder gives to the Trustee written notice of a continuing Event of Default;
     (2) subject to Section 2.09, Holders of at least 25% in aggregate principal amount of the outstanding Notes voting as a single class make a written request to the Trustee to institute proceedings in respect of that Event of Default;
     (3) such Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;
     (4) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and, if requested, the provision of security or indemnity; and
     (5) during such sixty (60) day period the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request.
     The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or interest on such Note on or after the respective due dates set forth in such Note (including upon acceleration thereof) or the institution of any proceeding with respect to this Indenture or any remedy hereunder, including acceleration, by the Holders of a majority in principal amount of outstanding Notes; provided that upon institution of any proceeding or exercise of any remedy, such Holders provide the Trustee with prompt notice thereof.
     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.
          SECTION 6.07 Rights of Holders to Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
          SECTION 6.08 Collection Suit by Trustee or Collateral Agent.
     If an Event of Default in payment of principal of, premium, if any, or interest specified in Section 6.01(1) or (2) occurs and is continuing, subject to the Intercreditor Agreement, the Trustee and the Collateral Agent may recover judgment (i) in its own name and (ii)(x) in the case of the Trustee, as trustee of an express trust or (y) in the case of the Collateral Agent, as collateral agent on behalf of each of the Holders, in each case against the Company or any other obligor on the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel and any other amounts due the Trustee under the Collateral Documents and Section 7.07 hereof.
          SECTION 6.09 Trustee May File Proofs of Claim.
          The Trustee and the Collateral Agent are authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, their respective agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and, subject to the Intercreditor Agreement, shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee or Collateral Agent and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee or Collateral Agent any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, the Collateral Agent, their respective agents and counsel, and any other amounts due any such Person under the Collateral Documents and Section 7.07. The Company’s payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee or Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the Collateral Agent, as the case may be, to vote in respect of the claim of any Holder in any such proceeding.
          SECTION 6.10 Priorities.
          If the Trustee collects any money or property pursuant to this Article Six, it shall, subject to the terms of the Intercreditor Agreement, pay out the money in the following order:
     First: to the Trustee, the Collateral Agent, the Paying Agent and the Registrar for amounts due under Section 7.07 (including payment of all compensation expense, all liabilities incurred and all advances made by the Trustee or the Collateral Agent, as the case may be, and the costs and expenses of collection);
     Second: if the Holders are forced to proceed against the Company directly without the Trustee or the Collateral Agent, to Holders for their collection costs;

     Third: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and accrued interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and accrued interest respectively; and
     Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct;
provided, that the application of any such proceeds of Note Collateral that constitutes Secondary Collateral shall be subject to the terms of the Intercreditor Agreement.
          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
          SECTION 6.11 Undertaking for Costs.
          All parties to this Indenture agree, and each Holder by its acceptance of its Note shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Collateral Agent, as the case may be, for any action taken or omitted by it as Trustee or the Collateral Agent, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee or the Collateral Agent, as the case may be, a suit by a Holder pursuant to Section 6.06, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes voting as a single class.
          SECTION 6.12 Restoration of Rights and Remedies.
          If the Trustee, the Collateral Agent or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the Collateral Agent or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, the Collateral Agent and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Collateral Agent and the Holders shall continue as though no such proceeding has been instituted.
          SECTION 6.13 Rights and Remedies Cumulative.
     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
          SECTION 6.14 Delay or Omission not Waiver
     No delay or omission of the Trustee or the Collateral Agent or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or in acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
ARTICLE SEVEN
TRUSTEE
          SECTION 7.01 Duties of Trustee.
     The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein or in any Collateral Document. All provisions of this Article Seven applicable to the Trustee shall also apply to the Collateral Agent.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
          (b) Except during the continuance of an Event of Default:
     (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA, and the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in or read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in case of any such certificates or opinions furnished to the Trustee which by the provisions hereof are furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculation or other facts stated herein.
          (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
     Sections 7.01(c)(1), (2) and (3) shall be in lieu of Section 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are herein expressly excluded from this Indenture, as permitted by the TIA.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability or expense. The Trustee shall be under no obligation to exercise of any of its rights or powers under this Indenture, the Intercreditor Agreement or the Collateral Document at the request of any Holders unless such Holder has offered to the Trustee security and indemnity satisfactory to the Trustee against such risk, liability or expense is not reasonably assured to it.
          (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.
          (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Money and assets held in trust by the Trustee need not be segregated from other funds or assets held by the Trustee except to the extent required by law.
          (g) Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee, the Paying Agent or the Registrar be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee, the Paying Agent or the Registrar has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.
          (h) The Trustee shall not be liable for the failure to perform its duties and obligations hereunder to the extent such failure is directly caused by the failure of the Company to perform its obligations hereunder.
          SECTION 7.02 Rights of Trustee.
     Subject to Section 7.01:
          (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement instrument, opinion, report, request direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The written advice of the Trustee’s counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon.
          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care and in good faith.
          (d) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.
          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company’s accountants and attorneys at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. Except as expressly stated herein to the contrary, in no event shall the Trustee have any responsibility to ascertain whether there has been compliance with any of the covenants or provisions of Articles Four or Five hereof.
          (f) Neither the Trustee nor the Collateral Agent, as the case may be, will be under any obligation to exercise any of the rights or powers vested in it by this Indenture or any Collateral Document at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture unless such Holders shall have offered to the Trustee or the Collateral Agent, as the case may be, reasonable indemnity satisfactory to the Trustee or Collateral Agent, as the case may be, against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.
          (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
          (h) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company and any resolution of the Board of Directors shall be sufficient if evidenced by a copy of such resolution certified by an Officer of the Company to have been duly adopted and in full force and effect on the date hereof.
          (i) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and shall not be responsible for any willful misconduct or negligence on the part of any agent or attorney appointed with due care and in good faith by it hereunder.
          (j) The Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.
          (k) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless the Trust Officer or the Trustee shall have received from the Company, any Guarantor or any other obligor upon the Notes or from any Holder written notice thereof at its address set forth in Section 11.02 hereof, and such notice references the Notes and this Indenture.
          (l) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
          (m) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

          (n) The permissive right of the Trustee to take any action under this Indenture or any Collateral Document shall not be construed as a duty to so act.
          SECTION 7.03 Individual Rights of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 of this Indenture, and the Trustee is subject to TIA Sections 310(b) and 311.
          SECTION 7.04 Trustee’s Disclaimer.
     The Trustee makes no representation as to the validity, adequacy or sufficiency of this Indenture, the Notes, the Intercreditor Agreement or the Collateral Documents, and it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture, the Notes, the Intercreditor Agreement, the Collateral Documents or any other documents connected with the issuance of the Notes other than the Trustee’s certificate of authentication, which shall be taken as the statement of Company, and the Trustee assumes no responsibility for their correctness.
     Beyond the exercise of reasonable care in the custody thereof and the fulfillment of its obligations under this Indenture and the Collateral Documents, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.
     The Trustee makes no representations as to and shall not be responsible for the existence, genuineness, value, sufficiency or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any Collateral Document, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Collateral Documents, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral, any Collateral Documents or any agreement or assignment contained in any thereof, for the validity of the title of the Company or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any other Collateral Document by the Company or any other Person that is a party thereto or bound thereby.
          SECTION 7.05 Notice of Default.
     If a Default or an Event of Default occurs and is continuing and if a Trust Officer has actual knowledge or has received written notice from the Company or any Holder, the Trustee shall mail to each Holder, with a copy to the Company, notice of the Default or Event of Default within thirty (30) days thereof unless such Default or Event of Default shall have been cured or waived before the giving of such notice. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.
          SECTION 7.06 Reports by Trustee to Holders.
     Within sixty (60) days after each March 15, beginning with March 15, 2008, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and (c).
     A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed by the Trustee with the SEC and each stock exchange or market, if any, on which the Notes are listed or quoted.
     The Company shall promptly notify the Trustee if the Notes become listed, quoted on or delisted from any stock exchange or market and the Trustee shall comply with TIA Section 313(d).
          SECTION 7.07 Compensation and Indemnity.
     The Company shall pay to the Trustee, the Collateral Agent, the Paying Agent and the Registrar (each an “Indemnified Party”) from time to time compensation for their respective services as Trustee, Collateral Agent, Paying Agent or Registrar, as the case may be, as the Trustee, Collateral Agent and the Company shall have agreed. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse each Indemnified Party upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it in connection with the performance of its duties under, as the case may be, this Indenture, the Collateral Documents or the Intercreditor Agreement. Such expenses, disbursements and advances shall include the reasonable fees, expenses, disbursements and advances of each of such Indemnified Party’s agents and counsel.
     The Company and the Guarantors, jointly and severally, hereby indemnify each Indemnified Party and its agents, employees, stockholders and directors and officers for, and holds each of them harmless against, any loss, damage, cost, claim, liability or expense (including taxes) incurred by any of them except for such actions to the extent caused by any gross negligence or willful misconduct on the part of such Indemnified Party, arising out of or in connection with this Indenture, the Intercreditor Agreement or the Collateral Documents or the administration of this trust, including the reasonable costs and expenses of enforcing this Indenture against the Company or any Guarantor (including this Section 7.07) and defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder or thereunder (including the reasonable fees and expenses of counsel). The Trustee shall notify the Company promptly of any claim asserted against an Indemnified Party for which such Indemnified Party has advised the Trustee that it may seek indemnity hereunder or under the Collateral Documents or Intercreditor Agreement. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. At the Indemnified Party’s sole discretion, the Company shall defend the claim and the Indemnified Party shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Indemnified Party. Alternatively, the Indemnified Party may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes the Indemnified Party’s defense and there is no conflict of interest between the Company and the Indemnified Party in connection with such defense as reasonably determined by the Indemnified Party. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.
     To secure the Company’s and each Guarantor’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee or the Collateral Agent, in its capacity as such, for any amount owing it or any predecessor Trustee, except money or property held in trust to pay principal of or interest on any particular Notes or held in the Escrow Account.
     When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) occurs, such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Code.
     The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, termination of the Collateral Documents or the Intercreditor Agreement or the resignation or removal of the Trustee.
     The Trustee shall comply with the provisions of TIA Section 312(b)(2) to the extent applicable.
          SECTION 7.08 Replacement of Trustee.
     The Trustee may resign upon 45 days’ prior written notice to the Company. The Holders of a majority in aggregate principal amount of the outstanding Notes voting as a single class may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee. The Company, by a Board Resolution, may remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10;
     (2) the Trustee is adjudged bankrupt or insolvent;
     (3) a receiver or other public officer takes charge of the Trustee or its property; or
     (4) the Trustee becomes incapable of acting with respect to the Notes.
     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder in writing of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts, duties and obligations of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder subject nevertheless to its Lien, if any, provided for in Section 7.07. Upon request of the Company or the successor Trustee, such retiring Trustee shall at the expense of the Company and upon payment of the charges of the Trustee then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

Upon request of any such successor Trustee or the Holders of a majority in aggregate principal amount of the outstanding Notes, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.
     If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Notes voting as a single class may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.
     If the Trustee fails to comply with Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b)(iii) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders in writing. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
     Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
          SECTION 7.09 Successor Trustee by Merger, Etc.
     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided, however, that such Person shall be otherwise qualified and eligible under this Article Seven.
     In case any Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.
          SECTION 7.10 Eligibility; Disqualification.
          (a) This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2), (3) and (5). The Trustee (or, in the case of a Trustee that is an Affiliate of a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company, as obligor of the Notes.

          (b) If the Trustee has or acquires a conflicting interest within the meaning of the TIA, the Trustee shall (i) eliminate such conflict within 90 days, (ii) apply to the SEC for permission to continue as Trustee hereunder (if this Indenture has been qualified under the TIA) or (iii) resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.
          SECTION 7.11 Preferential Collection of Claims Against Company.
     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
          SECTION 7.12 Trustee as Collateral Agent and Paying Agent.
     References to the Trustee in Sections 7.01(f), 7.02, 7.03, 7.04, 7.07 and 7.08 and the first paragraph of Section 7.09 shall include the Trustee in its role as Collateral Agent and Paying Agent.
          SECTION 7.13 Co-Trustees, Co-Collateral Agent and Separate Trustees, Collateral Agent.
          (a) At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company and the Trustee shall have the power to appoint, and, upon the written request of the Trustee or of the Holders of at least 25% in principal amount of the Notes outstanding voting as a single class, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Collateral, to act as co-collateral agent, jointly with the Collateral Agent, or to act as separate trustees or Collateral Agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.13. As of the Issue Date, the Company hereby appoints U. S. Bank National Association as the initial Collateral Agent and U. S. Bank National Association hereby accepts such appointment and agrees to act and serve in such capacity. If the Company does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have the power to make such appointment.
          (b) Should any written instrument from the Company be required by any co-trustee, co-Collateral Agent or separate trustee or separate Collateral Agent so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.
          (c) Every co-trustee, co-collateral agent or separate trustee or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:
     (i) The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

     (ii) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee, or by the Collateral Agent and such co-Collateral Agent or separate Collateral Agent, jointly as shall be provided in the instrument appointing such co-trustee or separate trustee or co-Collateral Agent or separate Collateral Agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee, Collateral Agent or co-Collateral Agent or separate Collateral Agent.
     (iii) The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company evidenced by a Board Resolution, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 7.13, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee, co-collateral agent, separate trustee or separate collateral agent without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee, co-collateral agent, separate trustee or separate collateral agent so resigned or removed may be appointed in the manner provided in this Section 7.13.
     (iv) No co-trustee, co-collateral agent, separate trustee or separate collateral agent hereunder shall be personally liable by reason of any act or omission of the Trustee or the Collateral Agent, or any, other such trustee or collateral agent hereunder.
     (v) Any act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee and any act of Holders delivered to the Collateral Agent shall be deemed to have been delivered to each such co-collateral agent or separate collateral agent.
ARTICLE EIGHT
SATISFACTION AND DISCHARGE OF INDENTURE
          SECTION 8.01 Legal Defeasance and Covenant Defeasance.
          (a) The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in paragraph (d).
          (b) Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and the Guarantors shall be deemed to have been released and discharged from their obligations with respect to the outstanding Notes, the Note Guarantees and the Collateral Documents on the date the applicable conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this Indenture referred to in clause (i) and (ii) below, and the Company and the Guarantors shall be deemed to have satisfied all their other obligations under such Notes and this Indenture, the Note Guarantees and the Collateral Documents, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph payments in respect of the principal of, and premium, if any, and interest on such Notes when such payments are due, (ii) obligations listed in Section 8.03, subject to compliance with this Section 8.01 and (iii) the rights, powers, trusts, duties and immunities of the Trustee and the Company’s obligations in connection therewith. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.
          (c) Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (c), the Company and its Restricted Subsidiaries shall be released and discharged from their obligations under any covenant contained in Sections 4.05 and 4.08, Sections 4.10 through 4.24 (provided that the release and discharge of the Company’s obligations under Section 4.24 shall in no way relieve the Company of its obligation to pay any Additional Interest when due and payable) and clause (4) of the first paragraph of Section 5.01 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes and the Note Guarantees, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in paragraph (d) below, Section 6.01(4), 6.01(5) (solely as such Section 6.01(5) pertains to Sections 4.05 and 4.08, Sections 4.10 through 4.24 (provided that the release and discharge of the Company’s obligations under Section 4.24 shall in no way relieve the Company of its obligation to pay any Additional Interest when due and payable) and clause (4) of the first paragraph of Section 5.01), 6.01(6), 6.01(7), 6.01(8), 6.01(11) and 6.01(12) shall not constitute Events of Default.
          (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:
     (1) the Company shall have irrevocably deposited in trust with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or non-callable U.S. Government Obligations or a combination thereof, in such amounts and at such times as are sufficient, in the opinion of a nationally-recognized firm of independent public accountants, to pay the principal of, and premium, if any, and interest on the outstanding Notes on the stated dates for payment or redemption, as the case may be;
     (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:
     (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or
     (b) since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit pursuant to clause (1) of this paragraph (except such Default or Event of Default resulting from the failure to comply with Section 4.12 or Section 4.18 as a result of the borrowing of funds required to effect such deposit);
     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach of, or constitute a default under any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
     (6) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;
     (7) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally; and
     (8) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Notwithstanding the foregoing, the Opinion of Counsel required by Section 8.01(d)(2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) shall become due and payable on the Maturity Date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.
     In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements reasonably satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.
          SECTION 8.02 Satisfaction and Discharge.

     In addition to the Company’s rights under Section 8.01, this Indenture (subject to Section 8.03) and the Collateral Documents will be discharged and will cease to be of further effect as to all outstanding Notes, when:
     (1) either:
     (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 2.07 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or
     (b) all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption, or (ii) (A) shall become due and payable at their stated maturity within one year or (B) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in trust solely for the benefit of the Holders U.S. Legal Tender, non-callable U.S. Government Obligations, or a combination of U.S. Legal Tender and non-callable U.S. Government Obligations in an amount sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, and interest on the Notes to the date of stated maturity or such redemption, as the case may be;
     (2) all other sums payable under this Indenture and the Collateral Documents by the Company or any Guarantor have been paid;
     (3) the Company has delivered irrevocable instruments to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the Redemption Date, as the case may be; and
     (4) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.
          SECTION 8.03 Survival of Certain Obligations.
     Notwithstanding the occurrence of Legal Defeasance or Covenant Defeasance under Section 8.01 or the satisfaction and discharge of this Indenture and of the Notes under Section 8.02, the respective obligations of the Company and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10 and 6.07, Article Seven and Sections 8.05, 8.06 and 8.07 (and, solely in the case of Covenant Defeasance, Sections 2.14, 4.01 and 4.02) shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.05, 8.06 and 8.07 shall survive.
          SECTION 8.04 Acknowledgment of Discharge by Trustee.
     Subject to Section 8.07, after the conditions of clauses (1), (2), (3) and (4) of Section 8.02 have been satisfied, the Trustee upon written request shall acknowledge in writing the discharge of the Company’s obligations under this Indenture except for those surviving obligations specified in Section 8.03.

          SECTION 8.05 Application of Trust Moneys.
     The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.01 or 8.02. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01 or 8.02, to the payment of principal of, premium, if any, and interest on the Notes. Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.01(d) or Section 8.02(1)(b) which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance or satisfaction and discharge of this Indenture.
          SECTION 8.06 Repayment to the Company; Unclaimed Money.
     Subject to Sections 7.07, 8.01 and 8.02, the Trustee and the Paying Agent shall promptly pay to the Company upon written request from the Company any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time. The Trustee and the Paying Agent shall pay to the Company, upon receipt by the Trustee or the Paying Agent, as the case may be, of a written request from the Company any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required, without interest thereon; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company, without interest thereon. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.
          SECTION 8.07 Reinstatement.
     If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s obligations under this Indenture, the Collateral Documents, the Note Guarantees and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 or 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02; provided, however, that if the Company has made any payment of premium, if any, or interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
          SECTION 8.08 Indemnity for Government Obligations. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01 or Section 8.02 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.
ARTICLE NINE
AMENDMENTS, SUPPLEMENTS AND WAIVERS
          SECTION 9.01 Without Consent of Holders.
     From time to time, the Company, the Guarantors, the Trustee and, if such amendment, modification, waiver or supplement relates to any Collateral Document, the Collateral Agent, without the consent of the Holders, may amend, amend and restate, waive or supplement provisions of this Indenture, the Collateral Documents, the Notes, and the Note Guarantees:
     (1) to cure any ambiguity, defect or inconsistency contained therein;
     (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (3) to provide for the assumption of the Company’s obligations to Holders in accordance with Section 5.01 or Section 10.04, as the case may be;
     (4) to make any change that would provide any additional rights or benefits to the Holders or that does not, in the good faith judgment of the Company’s Board of Directors adversely affect the legal rights under the Indenture Documents or the Intercreditor Agreement of any such Holder in any material respect;
     (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
     (6) to conform the text of any Indenture Document to any provision of the “Description of Notes” section of the Offering Circular to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of such Indenture Document;
     (7) to add any additional assets to the Note Collateral;
     (8) to allow any Subsidiary or any other Person to guarantee the Notes;
     (9) to comply with the rules of any applicable securities depositary;
     (10) to provide for a successor Trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture;
     (11) to reflect the grant of Liens on the Note Collateral for the benefit of an additional secured party, to the extent that such Indebtedness and the Lien securing such Indebtedness is permitted by the terms of this Indenture; or
     (12) to release Note Collateral from the Lien of this Indenture and the Collateral Documents when permitted or required by this Indenture or the Collateral Documents (including in the case where such Collateral constitutes Secondary Collateral, the Intercreditor Agreement).

     Notwithstanding the foregoing, in formulating its opinion in regards to this Section 9.01 the Trustee or the Collateral Agent, as applicable, is entitled to rely on such evidence as it deems appropriate, including solely on an Opinion of Counsel.
          SECTION 9.02 With Consent of Holders.
     Subject to Section 6.07, the Company, the Guarantors and the Trustee or the Collateral Agent, as applicable, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) (subject to Section 2.09), may amend or supplement this Indenture, the Notes, the Collateral Document or the Note Guarantees without notice to any other Holders. Subject to Section 6.07 and Section 2.09, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) may waive any existing Default or Event of Default or compliance by the Company with any provision of this Indenture, the Collateral Documents or the Notes without notice to any other Holder. However, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall without the consent (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) of:
     (a) each Holder affected thereby (with respect to any Notes held by a non-consenting Holder):
          (1) reduce the principal amount of Notes whose Holders must consent to an amendment, amendment and restatement, supplement or waiver of any provision of this Indenture, the Notes, the Collateral Documents or the Note Guarantees;
     (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions set forth in Article Three;
     (3) reduce the rate of or change the time for payment of interest (including default interest but excluding Additional Interest) on any Note;
     (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by Holders holding at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
     (5) make any Notes payable in currency other than that stated in this Indenture;
     (6) make any change in the provisions of this Indenture relating to waivers of past Defaults (other than to add sections of this Indenture subject thereto) or the rights of Holders to receive payments of principal of, or interest or premium, if any, on the Notes;
     (7) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control, make and consummate an Event of Loss Offer after the occurrence of an Event of Loss or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

     (8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;
     (9) contractually subordinate the Notes or any Note Guarantee to any other indebtedness; or
     (10) make any change to Section 9.01 or this Section 9.02; and
     (b) the Holders holding at least 75% in aggregate principal amount of the Notes, adversely change the priority of the Holders’ Liens in the Note Collateral or release all or substantially all of the Note Collateral from the Liens created by the Collateral Documents except as specifically provided for in this Indenture and the Collateral Documents.
     It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
          SECTION 9.03 Compliance with TIA.
     Every amendment, waiver or supplement of this Indenture, the Notes, the Collateral Documents, the Intercreditor Agreement or the Note Guarantees shall comply with the TIA as then in effect.
          SECTION 9.04 Revocation and Effect of Consents.
     Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of such Note by written notice to the Trustee and the Company received before the date on which the Trustee, and if such amendment, waiver or supplement relates to any Collateral Document, the Collateral Agent, receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.
     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be either (i) at least thirty (30) days prior to the first solicitation of such consent or (ii) the date of the most recent list furnished to the Trustee under Section 2.05. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety (90) days after such record date.
     After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any clauses of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a

Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.
          SECTION 9.05 Notation on or Exchange of Notes.
     If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee. The Trustee at the written direction of the Company may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make an appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver. Any such notation or exchange shall be made at the sole cost and expense of the Company. Failure to make the appropriate notation or issue a new Note shall not effect the validity and effect of such amendment, supplement or waiver.
          SECTION 9.06 Trustee to Sign Amendments, Etc.
          The Trustee and/or the Collateral Agent, as applicable, shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee or the Collateral Agent, as the case may be, may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the rights, duties or immunities of the Trustee or the Collateral Agent, as the case may be, under this Indenture or any Collateral Document. The Trustee or the Collateral Agent, as the case may be, shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall also state that the amendment or supplement is a valid and enforceable obligation of the Company. Such Opinion of Counsel shall not be an expense of the Trustee or the Collateral Agent, as the case may be, and shall be paid for by the Company.
          SECTION 9.07 Conformity with Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.
ARTICLE TEN
GUARANTEE
          SECTION 10.01 Guarantee.
     Each Guarantor hereby fully, irrevocably and unconditionally, jointly and severally, unconditionally and irrevocably guarantees (such guarantee to be referred to herein as the “Note Guarantee”), to each of the Holders and to the Trustee and the Collateral Agent and their respective successors and assigns that (i) the principal of, premium, if any and interest on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest on the overdue principal (including interest accruing at the then applicable rate provided in the Indenture Documents after the occurrence of any Event of Default set forth in Section 6.01(9) or (10), whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders, the Trustee and the Collateral Agent hereunder, thereunder or under any Collateral Document or the Intercreditor Agreement shall be promptly paid in full or performed, all in accordance with the terms hereof, thereof and of the Collateral Documents and Intercreditor Agreement; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03. The Note Guarantee of each Guarantor shall rank senior in right of payment to all existing and future subordinated Indebtedness of such Guarantor that expressly provides such Indebtedness shall be so subordinate and equal in right of payment with all other existing and future senior obligations of such Guarantor, including borrowings or guarantees of borrowings under the ABL Facility. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture, any Collateral Document or the Intercreditor Agreement, the absence of any action to enforce the same, any waiver or consent by any of the Holders with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Note Guarantee. Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation in accordance with Sections 5.01 and 4.16. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee, the Collateral Agent or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders, the Collateral Agent and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Note Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Note Guarantee.
          SECTION 10.02 Release of a Guarantor.
     Notwithstanding the foregoing, a Guarantor will be automatically and unconditionally released from its Note Guarantee and the Collateral Documents (and may subsequently dissolve) without any action required on the part of the Trustee or any Holder:
     (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger, consolidation or otherwise) by the Company or a Restricted Subsidiary of the Company, if the sale or other disposition complies with the provisions of Section 4.16;

     (2) in connection with any sale or other disposition of all of the Capital Stock of a Guarantor by the Company or a Subsidiary of the Company, if the sale or other disposition complies with Section 4.16;
     (3) if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;
     (4) if the Company exercises its Legal Defeasance option or its Covenant Defeasance option as described in Section 8.01; or
     (5) upon satisfaction and discharge of this Indenture or payment in full of the principal and premium, if any, and accrued and unpaid interest on the Notes and all other Note Obligations that are then due and payable.
     The Trustee shall promptly deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Section 10.02. At the Company’s request and expense, the Trustee will execute and deliver an instrument evidencing such release. Any Guarantor not so released remains liable for the full amount of its Note Guarantee as provided in this Article Ten.
          SECTION 10.03 Limitation of Guarantor’s Liability.
     Each Guarantor and, by its acceptance hereof, each of the Holders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Note Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to Section 10.05, result in the obligations of such Guarantor under the Note Guarantee not constituting such fraudulent transfer or conveyance.
          SECTION 10.04 Guarantors May Consolidate, etc., on Certain Terms.
     Each Guarantor (other than any Guarantor whose Note Guarantee is to be released in accordance with the terms of this Indenture in connection with any transaction complying with this Section 10.04 and Section 4.10) will not, and the Company will not cause or permit any such Guarantor to, sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), any Person other than the Company or any other Guarantor unless:
     (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and
     (2) either
     (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor or the Company):

     (1) is a corporation, limited liability company or limited liability partnership organized and existing under the laws of the United States or any State thereof or the District of Columbia; and
     (2) assumes all the obligations of that Guarantor under this Indenture and its Note Guarantee pursuant to a supplemental indenture and appropriate Collateral Documents reasonably satisfactory to the Trustee and in connection therewith shall cause such instruments and Uniform Commercial Code financing statements to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Note Lien created under the Collateral Documents on the Note Collateral owned by or transferred to such Person; or
     (b) in the case of any such sale or disposition (including by way of any such consolidation or merger), the Net Proceeds of such sale or disposition is made in compliance with the provisions Section 4.16.
          SECTION 10.05 Contribution.
     In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that each Guarantor that makes a payment or distribution under a Note Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor. The preceding sentence shall in no way affect the rights of the Holders of Notes to the benefits of this Indenture, the Notes or the Note Guarantees.
          SECTION 10.06 Waiver of Subrogation.
     Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
          SECTION 10.07 Waiver of Stay, Extension or Usury Laws.
     Each Guarantor covenants to the extent permitted by law that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Note Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note Guarantee; and each Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE ELEVEN
MISCELLANEOUS
          SECTION 11.01 Trust Indenture Act Controls.
     If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. Any provision of the TIA which is required to be included in a qualified Indenture, but not expressly included herein, shall be deemed to be included by this reference.
          SECTION 11.02 Notices.
     Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier, by email or other electronic format (including PDF file), by overnight courier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
if to the Company:
Sterling Chemicals, Inc.
333 Clay Street Suite 3600
Houston, TX 77002-4109
Attention: General Counsel
Facsimile Number: (713) 654-9557
if to the Trustee:
U. S. Bank National Association
10 West Market Street, Suite 1150
Indianapolis, Indiana 46204
Attention: Corporate Trust Services
Facsimile Number: (317) 636-1951
if to the Collateral Agent:
U. S. Bank National Association
10 West Market Street, Suite 1150
Indianapolis, Indiana 46204
Attention: Corporate Trust Services
Facsimile Number: (317) 636-1951
if to the Registrar or Paying Agent:
U. S. Bank National Association
West Side Operations Center
60 Livingston Avenue
St. Paul, Minnesota
Attention: Corporate Trust Services
     Each of the Company and the Trustee by written notice to each other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed, emailed or sent in other electronic form; one (1) Business Day after mailing if sent by overnight courier; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address or a notice sent by mail to the Trustee shall not be deemed to have been given until actually received by the addressee).

     Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
          SECTION 11.03 Communications by Holders with Other Holders.
     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture, any Collateral Document, any Note Guarantee or the Notes. The Company, the Trustee, the Collateral Agent, the Registrar and any other Person shall have the protection of TIA Section 312(c).
          SECTION 11.04 Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Company or any Guarantor to the Trustee or the Collateral Agent, as the case may be, to take any action under this Indenture, any Collateral Document or any other Indenture Document, the Company shall furnish to the Trustee or the Collateral Agent, as the case may be, upon request:
          (a) an Officers’ Certificate, in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture, any Collateral Document, the Notes or the Note Guarantees relating to the proposed action have been complied with; and
          (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture relating to the proposed action have been complied with.
          SECTION 11.05 Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any Collateral Document, other than the Officers’ Certificate required by Section 4.06, shall include:
     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

          SECTION 11.06 Rules by Trustee, Paying Agent, Registrar.
     The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.
          SECTION 11.07 Legal Holidays.
     A “Legal Holiday” used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or Indianapolis, Indiana at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
          SECTION 11.08 Governing Law.
     THIS INDENTURE, THE NOTES, THE COLLATERAL DOCUMENTS (OTHER THAN THE MORTGAGES) AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN N.Y. GEN. OBL. LAW § 5-1401). EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES, THE COLLATERAL DOCUMENTS (OTHER THAN THE MORTGAGES) OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.
          SECTION 11.09 No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
          SECTION 11.10 No Recourse Against Others.
          No affiliate, director, manager, officer, employee, incorporator, member or holder of any equity interests in the Company, a Guarantor or the Trustee or any direct or indirect parent corporation of the Company, a Guarantor or the Trustee, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, this Indenture, the Note Guarantees or the Collateral Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The parties hereto acknowledge that such waiver may not be effective to waive liabilities under the federal securities laws.
          SECTION 11.11 Successors.
     All agreements of the Company and the Guarantors in this Indenture, the Notes, and the Note Guarantees shall bind their successors. All agreements of the Trustee and the Collateral Agent in this Indenture shall bind their respective successors.
          SECTION 11.12 Duplicate Originals.

     All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.
          SECTION 11.13 Severability.
     In case any one or more of the provisions in this Indenture, the Notes or in the Note Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
          SECTION 11.14 Waiver of Jury Trial.
     EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE, THE COLLATERAL AGENT, AND BY ITS ACCEPTANCE THEREOF, EACH HOLDER OF A NOTE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE, THE COLLATERAL DOCUMENTS, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.
ARTICLE TWELVE
SECURITY
          SECTION 12.01 Grant of Security Interest.
          (a) To secure the due and punctual payment of the Note Obligations when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and the performance of all other Note Obligations of the Company and the Guarantors to the Holders, the Collateral Agent or the Trustee under this Indenture, the Collateral Documents, the Note Guarantees and the Notes, the Company and the Guarantors hereby covenant to cause the Collateral Documents (other than the Intercreditor Agreement) to be executed and delivered concurrently with this Indenture. If the Company or any Guarantor acquires after the Issue Date any fee interest in any real property with a purchase price greater than $5.0 million or any leasehold interest in any real property where the aggregate amount of lease payments to be made over the term of the lease applicable thereto is greater than $5.0 million, the Company or such Guarantor, as the case may be, shall cause a Mortgage substantially similar to those executed and delivered on the Issue Date to be executed and delivered in favor of the Collateral Agent with respect to such real property. Subject to the Intercreditor Agreement, the Collateral Documents shall provide for the grant by the Company and Guarantors party thereto to the Collateral Agent security interests in the Collateral. Notwithstanding anything to the contrary herein, no Collateral shall consist of any Excluded Assets. For the avoidance of doubt, Note Collateral shall not include the Capital Stock of any Unrestricted Subsidiary or Foreign Subsidiary.
          (b) The Trustee and each Holder, by its acceptance of a Note, consents and agrees to the terms of each Collateral Document, as the same may be in effect or may be amended from time to time in accordance with their respective terms, and authorizes and directs the Collateral Agent to enter into this Indenture and the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall, and shall cause each of its Domestic Restricted Subsidiaries to, do or cause to be done, at its sole cost and expense, all such actions and things as may be required by the provisions of the Collateral Documents, to assure and confirm to the Collateral Agent the security interests in the Collateral contemplated by the Collateral Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Note Obligations secured hereby, according to the intent and purpose herein and therein expressed and subject to the Intercreditor Agreements. The Company shall, and shall cause each of its Restricted Subsidiaries to, take any and all commercially reasonable actions required or as may be reasonably requested by the Collateral Agent to cause the Collateral Documents to create and maintain, as security for the Note Obligations valid and enforceable, perfected (to the extent required therein) security interests in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons other than as set forth in the Intercreditor Agreement, and subject to no other Liens, in each case, except as expressly provided herein or therein. If required for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company, the Trustee and the Collateral Agent shall have the power to appoint, and shall take all reasonable action to appoint, one or more Persons approved by the Trustee and reasonably acceptable to the Company to act as co-Collateral Agent with respect to any such Collateral, with such rights and powers limited to those deemed necessary for the Company, the Trustee or the Collateral Agent to comply with any such legal requirements with respect to such Collateral, and which rights and powers shall not be inconsistent with the provisions of this Indenture or any Indenture Document. The Company shall from time to time promptly pay all reasonable financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Collateral Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.
          (c) Subject to and in accordance with the provisions of the Collateral Documents, this Indenture, so long as the Collateral Agent or any Credit Facility Agent has not exercised their respective rights with respect to the Note Collateral upon the occurrence and during the continuance of an Event of Default, the Company and each Guarantor will have the right to remain in possession and retain exclusive control of the Note Collateral, to operate the Note Collateral, to alter or repair the Note Collateral and to collect, invest and dispose of any income therefrom, subject, in the case of the Secondary Collateral, to the provisions of the Intercreditor Agreement and the ABL Facility Lien Security Documents.
          SECTION 12.02 Intercreditor Agreement.
     This Indenture and the Collateral Documents are subject to the terms, limitations and conditions set forth in the Intercreditor Agreement. The Trustee and by its acceptance of its Note(s), each Holder (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) consents to the subordination of Liens on the Second Lien Collateral as defined, and provided for, in the Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (d) authorizes and instructs the Collateral Agent to enter into the Intercreditor Agreement as agent for and representative of such Secured Party. The foregoing provisions are intended as an inducement to the lenders under the Credit Facility to extend credit to the Borrowers and such lenders are intended third-party beneficiaries of such provisions.
          SECTION 12.03 Recording and Opinions.
          (a) The Company shall furnish to the Trustee, at such time as required by TIA Section 314(b) an Opinion of Counsel either (i) stating that, in the opinion of such counsel, this Indenture and the Collateral Documents, financing statements and fixture filings then executed and delivered, as applicable, and all other instruments of further assurance or amendment then executed and delivered have been properly recorded, registered and filed to the extent necessary to perfect the security interests created by the Collateral Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to such Collateral Documents and such other instruments, such recording, registering and filing are the only recordings, registerings and filings necessary to perfect such security interest and that no re-recordings, re-registerings, or re-filings are necessary to maintain such perfection, and further stating that all financing statements and continuation statements have been filed are necessary fully to preserve and protect the rights of and perfect such security interests of the Trustee for the benefit of itself and the Holders, under the Collateral Documents or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect any security interest created under any of the Collateral Documents as intended by this Indenture, the Notes or any such Collateral Document.
          (b) The Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), on or within one month of June 30 of each year, commencing June 30, 2008, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, all action necessary to perfect or continue the perfection of the security interests created by the Collateral Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given have been taken or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect or continue the perfection of any security interest created under any of the Collateral Documents.
          SECTION 12.04 Release of Collateral.
          (a) Subject to the Intercreditor Agreement, the Collateral Agent shall not at any time release Collateral from the security interests created by the Collateral Documents unless such release is in accordance with Section 12.05, Section 12.06 or clauses (b), (d) or (f) of this Section 12.04 or otherwise pursuant to the provisions of this Indenture, the Intercreditor Agreement and the applicable Collateral Documents.
          (b) So long as no Default or Event of Default under this Indenture shall have occurred and be continuing or would result therefrom and so long as such transaction would not violate this Indenture, the Company and the Guarantors may, to the extent permitted by applicable law, without any release or consent by the Trustee, the Collateral Agent or any Holder, conduct ordinary course activities with respect to inventory and accounts receivable, including selling inventory or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Note Lien of the Collateral Documents which has become worn out, defective or obsolete or not used or useful in the business and which is, to the extent required by this Indenture or the Collateral Documents, replaced by property of substantially equivalent or greater value which becomes subject to the Note Lien of the Collateral Documents. The Company will deliver to the Trustee, within 30 calendar days following the end of each year, an Officers’ Certificate to the effect that all releases and withdrawals during the preceding twelve-month period in which no release or consent of the Trustee was obtained were in the ordinary course of the Company’s business and were not prohibited by this Indenture.
          (c) The release of any Collateral from the terms of the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to Section 12.05, Section 12.06 or clauses (b), (d) or (f) of this Section 12.04 or otherwise pursuant to this Indenture and the Collateral Documents or pursuant to the Intercreditor Agreement. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property from the security interests created by this Indenture and the Collateral Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. A Person is “independent” if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company and (c) is not

an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Company. The Trustee and the Collateral Agent shall be entitled to receive and rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.
          (d) Collateral comprised of accounts receivable, inventory or (prior to the occurrence and during the continuance of an Event of Default) the proceeds of the foregoing shall be subject to release upon sales of such inventory and collection of the proceeds of such accounts receivable in the ordinary course of business.
          (e) If requested in writing by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements and to take such other action as the Company may request to evidence or confirm that the Collateral required or permitted to be released from the Notes Liens pursuant to Sections 12.05 or 12.06 or clauses (b), (d) or (f) of this Section 12.04 or otherwise pursuant to this Indenture or any Collateral Document has been released from the Note Liens of each of the Collateral Documents. The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such instructions from the Trustee.
          (f) Notwithstanding any other provision of any Indenture Document, the consent and release of the Collateral Agent, the Trustee or any Holder will not be required for the sale or other disposition of Secondary Collateral in accordance with the terms of the ABL Facility or any other Credit Facility subject to compliance with the Intercreditor Agreement.
          SECTION 12.05 Specified Releases of Note Collateral.
     (a) Subject to Section 12.04, Collateral may be released from the Note Liens at any time or from time to time in accordance with the provisions of the Collateral Documents, including the Intercreditor Agreement, or as provided in this Section 12.05 or clauses (b), (d) or (f) of Section 12.04 or otherwise pursuant to this Indenture or any Collateral Documents. Upon the request of the Company pursuant to an Officers’ Certificate certifying that all conditions precedent hereunder have been met and without the consent of the Collateral Agent, the Trustee or any Holder, the Company and the Guarantors will be entitled to releases of any asset included in the Note Collateral from the Note Liens under any one or more of the following circumstances:
     (1) as required pursuant to the terms of the Intercreditor Agreement; or
     (2) upon delivery by the Company to the Collateral Agent of an Officers’ Certificate certifying that the asset has been sold or otherwise disposed of by the Company or a Restricted Subsidiary to a Person other than the Company or a Guarantor in a transaction permitted by this Indenture, at the time of such sale or disposition; or
     (3) upon delivery by the Company to the Collateral Agent of an Officers’ Certificate certifying that the asset is owned or has been acquired by a Guarantor that has been released from its Note Guarantee (including by virtue of (x) a Guarantor becoming an Unrestricted Subsidiary or (y) a sale by the Company or a Subsidiary thereof of all of the Capital Stock of a Guarantor); or
     (4) upon delivery by the Company to the Collateral Agent of an Officers’ Certificate certifying that (x) such asset is comprised of Secondary Collateral; (y) Credit Facility Obligations remain outstanding under one or more Credit Facilities; and (z) to the extent such consent is required, the Credit Facility Agent under any such Credit Facility has authorized the release of the same.
     (b) Upon receipt of such Officers’ Certificate and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent and the Trustee shall forthwith (i) execute, deliver or acknowledge such instruments or releases to evidence the release of such asset included in the Note Collateral from all Note Liens pursuant to this Indenture and all Collateral Documents and (ii) to the extent applicable to such assets, take all action that is necessary or reasonably requested by the Company (in each case at the expense of the Company) to release and reconvey to the Company and the Guarantors without recourse such asset, and deliver such asset in its possession to the Company and the Guarantors.
          SECTION 12.06 Release of all Note Collateral.
     (a) The Liens on, and pledges of, all Note Collateral will be terminated and released, and upon the request of the Company pursuant to an Officers’ Certificate certifying that all conditions precedent hereunder have been met, the Company and the Guarantors will be entitled to releases of all assets included in the Collateral from the Note Liens under all Collateral Documents, without the consent of the Collateral Agent, the Trustee or any Holder, upon any of: (i) payment in full of the principal of, premium, if any, and accrued and unpaid interest on the Notes and all other Obligations hereunder, the Note Guarantees and the Collateral Documents that are due and payable at or prior to the time such principal, premium, if any, and accrued and unpaid interest are paid, (ii) a satisfaction and discharge of this Indenture in accordance with Section 8.02, (iii) the occurrence of a Legal Defeasance or Covenant Defeasance in accordance with Section 8.01, or (iv) the written consent of at least 75% in aggregate principal amount of the outstanding Notes voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).
     (b) Upon receipt of such Officers’ Certificate and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent and the Trustee shall forthwith (i) execute, deliver or acknowledge such instruments or releases to evidence the release of all Collateral from all Note Liens pursuant to this Indenture and all Collateral Documents, and (ii) take all action that is necessary or reasonably requested by the Company (in each case at the expense of the Company) to release and reconvey to the Company and the Guarantors without recourse all of the Note Collateral, and deliver such Note Collateral in its possession to the Company and the Guarantors.
          SECTION 12.07 Form and Sufficiency of Release.
     In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Note Collateral that may be sold, exchanged or otherwise disposed of by the Company or such Guarantor, and the Company or such Guarantor requests the Trustee or the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Documents, the Collateral Agent and the Trustee, as applicable, shall execute, acknowledge and deliver to the Company or such Guarantor (in proper form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Documents.
          SECTION 12.08 Purchaser Protected.

     No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.
          SECTION 12.09 Authorization of Actions to Be Taken by the Collateral Agent Under the Collateral Documents.
     U. S. Bank National Association is hereby appointed to act in its capacity as the Collateral Agent. Subject to the provisions of the applicable Collateral Documents and the Intercreditor Agreement, (a) the Collateral Agent shall execute and deliver the Collateral Documents and the Intercreditor Agreement and act in accordance with the terms thereof, (b) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreement and (c) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Documents or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent). Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement.
          SECTION 12.10 Authorization of Receipt of Funds by the Collateral Agent Under the Collateral Documents.
     The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents and the Intercreditor Agreement to the extent permitted under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Collateral Agent and the Holders in accordance with the provisions of Section 6.11 and the other provisions of this Indenture.
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SIGNATURES
     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

STERLING CHEMICALS, INC.
By:	/s/ Paul G. Vanderhoven
Name:	Paul G. Vanderhoven
Title:	Senior Vice President — Finance and Chief Financial Officer

U. S. BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent
By:	/s/ T. Scott Fesler
	Name:	T. Scott Fesler
	Title:	Vice President

Indenture

S-1

GUARANTOR: STERLING CHEMICALS ENERGY, INC.
By:	/s/ Paul G. Vanderhoven
	Name:	Paul G. Vanderhoven
	Title:	Vice President

Indenture

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